                                                                    EXHIBIT 10.2
                                                                    ------------



              ===================================================



                       ASSET AND STOCK PURCHASE AGREEMENT

                                 by and between

                            RYDER TRUCK RENTAL, INC.

                                      and

                              RCTR HOLDINGS, INC.

                                  dated as of

                               September 19, 1996



              ===================================================

                               INDEX

                                                                Page
                                                               Number
                                                               ------
      1.
                              ARTICLE I
                              ---------

                             Definitions
                             -----------

Section    1.1  Definitions                                       1


                              ARTICLE II
      2.
                      Sale of Assets; Closing
                      -----------------------

Section    2.1  Assets and Stock to Be Acquired                  15
Section    2.2  Excluded Assets                                  17
Section    2.3  Assumption of Liabilities                        19
Section    2.4  Retained Liabilities                             21
Section    2.5  Consideration                                    23
Section    2.6  Time and Place of Closing                        24
Section    2.7  Purchase Price Adjustment                        25
Section    2.8  Proration of Revenue                             26


                             ARTICLE III
      3.
              Representations and Warranties of Seller
              ----------------------------------------

Section    3.1  Incorporation; Authorization; etc.               29
Section    3.2  Capitalization; Structure                        31
Section    3.3  Financial Statements                             32
Section    3.4  Properties; Leases                               33
Section    3.5  Personal Property                                34
Section    3.6  Litigation; Orders                               35
Section    3.7  Transferred Intellectual Property                35
Section    3.8  Licenses, Approvals, Other Author-
                  izations, Consents, Reports, etc.              36
Section    3.9  Labor Matters                                    37
Section    3.10 Employee Benefit Plans                           37
Section    3.11 Compliance with Laws; Environmental Matters      39
Section    3.12 Insurance; Protection Products                   40
Section    3.13 Contracts                                        40
Section    3.14 Undisclosed Liabilities                          41
Section    3.15 Brokers, Finders, etc.                           42
Section    3.16 Absence of Certain Changes or Events             42
Section    3.17 Operation of the Business;
                  Sufficiency of Assets                          42
Section    3.18 Customers, Suppliers and Dealers                 43
Section    3.19 Transfer of Assets                               43

Section    3.20 Schedules and Exhibits                           43
Section    3.21 NO IMPLIED REPRESENTATION                        44
Section    3.22 Construction of Certain Provisions               44
Section    3.23 Quantity and Maintenance of Trucks               44
Section    3.24 Knowledge Regarding Representations              44


                             ARTICLE IV
      4.
              Representations and Warranties of Buyer
              ---------------------------------------

Section    4.1  Incorporation; Authorization; etc.               45
Section    4.2  Brokers, Finders, etc.                           46
Section    4.3  Licenses, Approvals, Other Author-
                  izations, Consents, Reports, etc.              46
Section    4.4  Opportunity to Investigate                       46
Section    4.5  Financial Capability                             46
Section    4.6  No Outside Reliance                              47
Section    4.7  Knowledge Regarding Representations              47


                             ARTICLE V
      5.
                   Covenants of Seller and Buyer
                   -----------------------------

Section    5.1  Investigation of Business                        47
Section    5.2  Efforts; Obtaining Consents; Antitrust Laws      48
Section    5.3  Further Assurances                               49
Section    5.4  Conduct of Business                              49
Section    5.5  Preservation of Business                         51
Section    5.6  Public Announcements                             52
Section    5.7  Sublease                                         52
Section    5.8  Bulk Sales Laws                                  52
Section    5.9  Insurance                                        53
Section    5.10 Non-Solicitation                                 53
Section    5.11 Inter- and Intra-company Accounts                53
Section    5.12 Sale of Certain Trucks                           54


                             ARTICLE VI
      6.
                       Additional Agreements
                       ---------------------

Section    6.1  Collection of Payments                           54
Section    6.2  Competition                                      55
Section    6.3  Phonebook Advertising                            58
Section    6.4  1-800-GO-RYDER Calls                             59
Section    6.5  Referral                                         60
Section    6.6  DOT Number                                       61
Section    6.7  New Rental Contract                              61
Section    6.8  Cooperation and Exchange of Information          61
Section    6.9  Network Sales                                    64
Section    6.10 Guaranties                                       65

Section    6.11 Precision Response Corporation;
                  National Rental                                65
Section    6.12 License Transfers                                67
Section    6.13 Financing                                        67
Section    6.14 Additional Financials and MD&A                   68
Section    6.15 Certain Repair Obligations;
                  Insurance Claims                               68
Section    6.16 Covenant Not to Hire                             69
Section    6.17 Vehicle Nominee Title Agreement                  69
Section    6.18 Third Party Software                             69
Section    6.19 Insurance Policies                               69
Section    6.20 Certain Prepaid Expenses                         69


                            ARTICLE VII
      7.
                         Employee Benefits
                         -----------------

Section    7.1  Employee Benefit Plans                           70
Section    7.2  Termination of Participation                     70
Section    7.3  Employees                                        71
Section    7.4  Employee Benefits Transition                     71
Section    7.5  Defined Contribution Plans                       71
Section    7.6  Defined Benefit Plan                             72
Section    7.7  WARN Disclosure Bringdown                        72
Section    7.8  Welfare Benefits                                 72
Section    7.9  Stay-on Arrangements                             73


                            ARTICLE VIII
      8.
                            Tax Matters
                            -----------

Section    8.1  Tax Returns                                      73
Section    8.2  Tax Indemnification and Covenant
                  by Seller                                      73
Section    8.3  Tax Indemnity and Covenant by Buyer              74
Section    8.4  Allocation of Certain Taxes                      74
Section    8.5  Filing Responsibility                            75
Section    8.6  Refunds                                          75
Section    8.7  Tax Work Papers                                  75
Section    8.8  Allocation of Consideration                      76
Section    8.9  Section 338(h)(10) Election                      76


                            ARTICLE IX
      9.
           Conditions of Buyer's Obligation to Close
           -----------------------------------------

Section    9.1  Representations, Warranties and
                Covenants of Seller                              78
Section    9.2  Filings; Consents; Waiting Periods               78
Section    9.3  No Injunction                                    79
Section    9.4  No Material Adverse Change                       79

Section    9.5  Financing                                        79
Section    9.6  Material Approvals                               80
Section    9.7  Audited Financials                               80


                            ARTICLE X
     10.
             Conditions to Seller's Obligation to Close
             ------------------------------------------

Section   10.1  Representations, Warranties and
                  Covenants of Buyer                             80
Section   10.2  Filings; Consents; Waiting Periods               81
Section   10.3  No Injunction                                    81
Section   10.4  Insurance                                        81
Section   10.5  DOT Number                                       81
Section   10.6  Standby Letter of Credit                         81


                            ARTICLE XI
     11.
                    Survival; Indemnification
                    -------------------------

Section   11.1  Survival                                         82
Section   11.2  Indemnification by Buyer or Seller               83
Section   11.3  Third Party Claims                               84
Section   11.4  Materiality                                      85


                           ARTICLE XII
     12.
                           Termination
                           -----------

Section   12.1  Termination                                      85
Section   12.2  Procedure and Effect of Termination              86


                            ARTICLE XIII
     13.
                            Miscellaneous
                            -------------

Section   13.1  Non-Assignable Undertakings and Rights           86
Section   13.2  Counterparts                                     87
Section   13.3  Governing Law; Jurisdiction and Forum            87
Section   13.4  Entire Agreement                                 88
Section   13.5  Expenses                                         88
Section   13.6  Notices                                          88
Section   13.7  Successors and Assigns                           89
Section   13.8  Headings; Definitions                            90
Section   13.9  Amendments and Waivers                           90
Section   13.10 Interpretation; Absence of Presumption           90
Section   13.11 Severability                                     91
Section   13.12 Specific Performance                             91

                                    EXHIBITS
                                    --------

Exhibit A       Form of Administrative Services Agreement

Exhibit B       Form of Copyright License Agreement

Exhibit C       Form of Maintenance Agreement

Exhibit D       Form of MIS Support Agreement

Exhibit E       Form of Office Sublease Agreement (to be added prior to Closing)

Exhibit F       Form of Patent License Agreement

Exhibit G       Form of Ryder Dealer Agreement

Exhibit H       Form of Shared Facility License

Exhibit I       Form of Software License Agreement

Exhibit J       Form of Trademark License Agreement

Exhibit K       Form of Used Truck Sales Agreement

Exhibit L       Form of Assumption Agreement

Exhibit M       Form of Bill of Sale

Exhibit N       Form of Bill of Sale from Axle Limited Partnership

Exhibit O       Form of Letter of Credit

                                   SCHEDULES
                                   ---------


Schedule 1.1(a)   Assigned Leases

Schedule 1.1(b)   Marketing Studies

Schedule 1.1(c)   Personal Property, June 30, 1996

Schedule 1.1(d)   Phrases

Schedule 1.1(e)   Offices to be subject to Shared Facility Licenses

Schedule 1.1(f)   Statement of Net Book Assets:  Calculation of certain items

Schedule 1.1(g)   Towing Equipment, June 30, 1996

Schedule 1.1(h)   Transferred Patents

Schedule 1.1(i)   Transferred Software

Schedule 1.1(j)   Transferred Trademarks

Schedule 1.1(k)   Trucks, June 30, 1996

Schedule 5.12     Sale of Certain Trucks

Schedule 6.2(d)   Certain Competitors

Schedule 7.8(a)   Welfare Benefits Plans

Schedule 9.6(a)   Material Approvals

Schedule 9.6(b)   Software Agreement

Schedule 9.6(c)   Condition regarding Assigned Leases

          THIS ASSET AND STOCK PURCHASE AGREEMENT (this "Agreement"), dated as
                                                         ---------
of September 19, 1996, is by and between Ryder Truck Rental, Inc., ("Seller"), a
                                                                     ------
corporation organized under the laws of Florida and a wholly owned subsidiary of Ryder System, Inc., a corporation organized under the laws of Florida ("Ryder
                                                                        -----
System") and RCTR Holdings, Inc., a corporation organized under the laws of
------
Delaware ("Buyer").
           -----

          WHEREAS, Seller wishes to sell to Buyer the Assets (as herein defined) and the business of Seller's Consumer Truck Rental division (the "Division")
                                                                  --------
located and operated in the Territory (as herein defined), which includes without limitation, all the outstanding shares of stock of Ryder Move Management Inc., an Oregon corporation and wholly owned subsidiary of Seller ("Ryder Move
                                                                    ----------
Management") and Ryder Truck Rental One-Way, Inc., a Delaware corporation and
----------
wholly owned subsidiary of Seller (the "Phonebook Company"), and Buyer wishes to
                                        -----------------
purchase the Assets and such business and such shares, all upon the terms and subject to the conditions set forth herein.

          NOW THEREFORE, in consideration of the premises and the representations, warranties, covenants and agreements contained herein, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, and intending to be legally bound hereby, the parties hereto hereby agree as follows:

                              1.
                                   ARTICLE I
                                   ---------

                                  Definitions
                                  -----------

          Section 1.1.  Definitions.  As used in this Agreement the following
                        -----------
terms shall have the following respective meanings:

          "Accessories" shall mean hand trucks, moving dollies and furniture
           -----------
pads used in connection with the Rental Business. On and after the Closing Date Seller shall have no rights to use any Accessories except to the extent permitted under the Ryder Dealer Agreement.

          "Accounting Standard" shall mean the accounting policies and
           -------------------
procedures of Ryder System as described in Ryder System's 1995 Annual Report. Seller represents that such accounting policies and procedures comply with GAAP.

          "Action" shall mean any actual or threatened action, suit,
           ------
arbitration, inquiry, proceeding or investigation by or before any Government Authority or arbitral tribunal.

          "Adjusted Closing Date Statement of Net Book Assets" shall have
           --------------------------------------------------
the meaning set forth in Section 2.8(c).

          "Administrative Services Agreement" shall mean the transition support
           ---------------------------------
services agreement to be entered into by Seller and Buyer in the form of Exhibit A.

          "Affiliate" (and, with a correlative meaning, "Affiliated") shall
           ---------                                     ----------
mean, with respect to any Person, any other Person that directly, or through one or more intermediaries, controls or is controlled by or is under common control with such first Person, and, if such a Person is an individual, any member of the immediate family (including parents, spouse and children) of such individual and any trust whose principal beneficiary is such individual or one or more members of such immediate family and any Person who is controlled by any such member or trust. As used in this definition, "control" (including, with correlative meanings, "controlled by" and "under common control with") shall mean possession, directly or indirectly, of power to direct or cause the direction of management or policies (whether through ownership of securities or partnership or other ownership interests, by contract or otherwise).

          "Agreement" shall have the meaning set forth inthe first paragraph
           ---------
hereof.

          "Antitrust Laws" shall mean and include the Sherman Act, as amended,
           --------------
the Clayton Act, as amended, the HSR Act, the Federal Trade Commission Act, as amended, and all other federal and state statutes, rules, regulations, orders, decrees, administrative and judicial doctrines, and other laws that are designed or intended to prohibit, restrict or regulate actions having the purpose or effect of monopolization or restraint of trade.

          "Asset and Stock Purchase" shall mean the consummation of the
           ------------------------
transactions described in Section 2.1.

          "Assets" shall have the meaning set forth in Section 2.1.
           ------

          "Assigned Leases" shall mean collectively the leases set forth on
           ---------------
Schedule 1.1(a).

          "Assumed Liabilities" shall have the meaning set forth in Section 2.3.
           -------------------

          "Average Four Quarter Revenue per Truck" shall mean the amount
           --------------------------------------
determined by dividing (i) the total revenue received by Buyer in the applicable four calendar quarters with respect to the applicable trucks by (ii) the Daily Average Number of those trucks for that period.

          "Bank Financing" shall have the meaning set forth in Section 4.5.
           --------------

          "Business" shall mean the Rental Business, the Phonebook Business, the
           --------
Move Management Business and the Value Added Business, taken as a whole, including the assets, liabilities and operations thereof, to be sold to Buyer pursuant to this Agreement.

          "Business Condition" shall have the meaning set forth in Section 3.1.
           ------------------

          "Business Day" shall mean a Monday, Tuesday, Wednesday, Thursday, or
           ------------
Friday, but not any such day which is a United States federal holiday.

          "Business Employee Benefit Plans" shall have the meaning set
           -------------------------------
forth in Section 7.1.

          "Business Employees" shall have the meaning set forth in Section 7.1.
           ------------------

          "Buyer" shall have the meaning set forth in the first paragraph
           -----
hereof.

           "Buyer Indemnified Parties" shall have the meaning set forth
            -------------------------
in Section 11.2.

           "Buyer NonCompete Period" shall have the meaning set forth in
            -----------------------
Section 6.2.

           "Claims" shall have the meaning set forth in Section 2.2.
            ------

           "Closing" shall mean the consummation of the Asset and Stock
            -------
Purchase.

          "Closing Date" shall mean the first Tuesday which is at least three
           ------------
Business Days following the date on which the conditions set forth in Articles IX and X have been satisfied or duly waived.

          "Closing Date Statement of Net Book Assets" shall have the meaning
           -----------------------------------------
set forth in Section 2.7(a).

          "Code" shall mean the Internal Revenue Code of 1986, as amended,
           ----
and any successor thereto.

          "Contracts" shall mean all agreements and contracts to which Seller is
           ---------
a party which relate exclusively to the Business, other than (i) Assigned Leases, (ii) any agreement or contract constituting or relating to Intellectual Property and (iii) except for the Shared Facility Licenses, any agreement or understanding between Buyer and Seller with respect to the Shared Facilities.

          "Copyright License Agreement" shall mean the copyright agreement to be
           ---------------------------
entered into by Seller and Buyer in the form of Exhibit B.

          "Covered Liabilities" shall mean any and all debts, losses,
           -------------------
liabilities, claims, damages, obligations (including those arising out of any Action, such as any settlement or compromise thereof or judgment or award therein), and any reasonable out-of-pocket costs and expenses (including reasonable attorneys' fees and expenses incurred in defending any Action).

          "CRCS Contract" shall mean the Customer Reservation/Customer Service
           -------------
Software Development Contract dated as of April 17, 1995, between EDS and Seller, as amended, pursuant to which EDS is developing a software system known as "Customer Reservation/Customer Service" for the Division.

          "Daily Average Number" of trucks shall mean with respect to applicable
           -------------------------------
trucks in any period the sum of the number of such trucks on each day in that period divided by the total number of days in that period.

          "Dealer" shall mean any Person who serves as a commissioned sales
           ------
agent for the Rental Business.

          "Determination" shall mean a "determination" as defined by Section
           -------------
1313(a) of the Code.

          "Division" shall have the meaning set forth in the second paragraph
           --------
of this Agreement.

          "Division Light Commercial Data Base" shall mean the data base of
           -----------------------------------
light commercial customers and prospects used and maintained by the Division.

          "DOT Number" shall have the meaning set forth in Section 6.6.
           ----------

          "Encumbrances" shall mean mortgages, liens, encumbrances, security
           ------------
interests, covenants, conditions, restrictions, and any other matters affecting title.

          "ERISA" shall mean the Employee Retirement Income Security Act of
           -----
1974, as amended, and any successor thereto.

          "ERISA Affiliate" shall mean a member of a group of employers which is
           ---------------
treated as a single employer under Section 414(b), (c), (m), or (o) of the Code.

          "Excluded Assets" shall have the meaning set forth in Section 2.2.
           ---------------

          "Fed Ex Contract" shall mean the contract between Federal Express
           ---------------
Corporation and Seller, dated November 2, 1995.

          "Final Purchase Price" shall mean the Net Book Value as reflected on
           --------------------
the Adjusted Closing Date Statement of Net Book Assets, plus $60 million.

          "GAAP" shall mean generally accepted accounting principles in
           ----
the United States.

          "Government Authority" shall mean any government or state (or any
           --------------------
subunit thereof), or any agency, authority, bureau, commission, department or similar body or instrumentality thereof, or any governmental court, arbitral tribunal or other body administering alternative dispute resolution.

          "Heavy Duty Truck Rentals" shall mean rental of vehicles in the
           ------------------------
Territory with a manufacturer's gross vehicle weight rating of 26,000 pounds or more.

          "HSR Act" shall mean the Hart-Scott-Rodino Antitrust Improvements
           -------
Act of 1976, as amended.

          "Income Taxes" shall mean all taxes based upon or measured by
           ------------
income.

          "Intellectual Property" shall mean the Transferred Intellectual
           ---------------------
Property together with the intellectual property licensed to Buyer under the Copyright License Agreement, Software License Agreement and the Trademark License Agreement.

          "IRS" shall mean the Internal Revenue Service.
           ---

          "KPMG" shall have the meaning set forth in Section 2.7.
           ----

          "Leasing" shall mean surrendering possession and the right to use a
           -------
truck, tractor or trailer, for a period in excess of ninety days, for consideration, except under circumstances which satisfy the requirements of (a),
(b) and (c) of the definition of Rental below. Furnishing a truck, tractor or trailer pursuant to a contract with a stated term of ninety days or less which is extended or renewed and does not satisfy the requirements of (a), (b) and (c) of the definition of Rental below shall be considered Leasing.

          "Letter of Credit" shall mean the letter of credit described in
           ----------------
Section 10.6.

          "LIBOR" shall mean as of any date the 1 month London interbank offered
           -----
rate as set forth in the edition of The Wall Street Journal published on such date, or if no edition of The Wall Street Journal is published on such date, the edition published on the most recent preceding date.

          "Licensed Software" shall mean the software licensed to Buyer under
           -----------------
the Software License Agreement.

          "Licenses" shall have the meaning set forth in Section 3.6.
           --------

          "Light Commercial Rental Business" shall mean (a) the Rental of Trucks
           --------------------------------
with a manufacturer's gross vehicle weight rating under 26,000 pounds, within the Territory, for the transport of goods within the Territory for a business purpose, and (b) in connection therewith, (i) any rental of Accessories or Towing Equipment, (ii) any sale of Protection Products and (iii) any sale of boxes or other moving supplies. The term "One-Way Light Commercial Rental Business" shall mean Light Commercial Rental Business where the Truck is picked up at one rental office and dropped off at another rental office more than 35 miles from the rental office where such Truck was picked-up. The term "Local Light Commercial Rental Business" shall mean Light Commercial Rental Business where the Truck is picked up and dropped off at the same rental office or another rental office within 35 miles.

          "Listed Employee" shall have the meaning set forth in
           ---------------
Section 7.3(a).

          "Local Consumer Rental Business" shall mean (a) the rental of Trucks
           ------------------------------
within the Territory to individuals for the transport of goods with the Territory, for a non-business purpose (including without limitation moving personal household goods), which Trucks are returned to the original renting office, and (b) in connection therewith, (i) any rental of Accessories or Towing Equipment, (ii) any sale of Protection Products and (iii) any sale of boxes or other moving supplies.

          "Maintenance Agreement" shall mean the maintenance agreement to be
           ---------------------
entered into by Seller and Buyer in the form of Exhibit C.

          "Marketing Studies" shall mean the marketing studies related to the
           -----------------
Business set forth on Schedule 1.1(b).

          "MIS Support Agreement" shall mean the MIS support agreement to be
           ---------------------
entered into by Ryder System and Buyer in the form of Exhibit D.

          "Move Management Business" shall mean (a) providing moving management
           ------------------------
services to corporate and other business customers for the purpose of arranging the (i) packing, loading, and/or movement of the household goods of their employees/members (or future employees/members) who are relocating to take a position (or a different position) with the customer or
(ii) rental of a Truck to such employee/member so that he/she can transport his/her own household goods, (b) arranging such services directly for individuals, (c) offering to individuals for whom such moves or rentals are arranged, real estate brokerage referrals and/or certain assistance as a mortgage broker and (d) providing the following employee-member relocation services for corporate and other business customers;

          (i) offering tax gross-up services to reflect the impact of the individuals' move, and corporate relocation and relocation policy consulting services and mortgage brokerage; and

          (ii) through referral to third parties, home finding, home buyout and equity funding, home purchase assistance, home marketing, property resale and closing services, home inspections, interim housing, school match, mortgage brokerage, finding rental housing, spousal job assistance, and locating dependent care. In no event shall a Person be deemed to be engaging in the Move Management Business due to the performance of activities which constitute or are included in the Light Commercial Rental Business or Local Consumer Rental Business.

          "National Rental Contracts" shall mean, as of any given date, each of
           -------------------------
the contracts between Seller and any National Rental Customer providing for the rental of a truck to that National Rental Customer which is arranged through use of the National Rental Phone Number.

          "National Rental Customer" shall mean a customer of Seller who, as of
           ------------------------
any given date, is or has been assigned a national rental customer number by Seller.

          "National Rental Phone Number" shall mean 1-800-345-9282.
           ----------------------------

          "Net Book Value" shall mean, as of any given date, the net book value
           --------------
as reflected on the applicable Statement of Net Book Assets.

          "Network Sales" shall mean Network Sales, Inc., a Tennessee
           -------------
corporation which is an Affiliate of Seller and which acts as a wholesale distributor of truck parts and components.

          "Neutral Auditor" shall mean Price Waterhouse LLP, or in the event
           ---------------
Price Waterhouse LLP is unable or unwilling to serve as the Neutral Auditor, Deloitte & Touche.

          "1997 Vehicle Trade and Body Package" shall mean the contracts
           -----------------------------------
pursuant to which the Business shall for calendar year 1997 (i) purchase truck cargo bodies and truck chassis and (ii) tender used trucks as partial consideration for some of such purchases.

          "Office Sub-lease Agreement" shall mean the sublease agreement with
           --------------------------
respect to the second and fifth floor of the Royal Palm Executive Center which Ryder System leases and which will be subleased to Buyer by Ryder System following the Closing (unless Buyer and the landlord of the Royal Palm Executive Center determine to enter a direct lease with respect to such floors), and when it is negotiated and agreed to, shall be attached hereto as Exhibit E. The Office Sub-lease Agreement will provide, among other terms (i) for a 2 year term, with 3 one year options exercisable by Buyer, (ii) that Buyer will not advance agreed build-out costs with respect to the space sub-leased by Buyer to Seller but rather these costs shall be capitalized and amortized, and paid ratably by Buyer to Seller over a five year period (provided that Buyer shall be required to pay to Seller any amortized build-out costs which have then not yet been paid by Buyer upon any termination by the Buyer of such sub-lease) and
(iii) for a periodic rental payment which is payable 5 days prior to the rental payment due under the Ryder System master lease with respect to the Royal Palm Executive Center, in an amount equal to the portion of the rent under the master lease which is attributable to the sub-leased space.

          "1-800-GO-RYDER Phone Number" shall mean 1-800-467-9337 or any other
           ---------------------------
national phone number put in place exclusively or primarily with respect to the Business by Seller after the date hereof and prior to the Closing.

          "One-Way Consumer Rental Business" shall mean (a) the rental of Trucks
           --------------------------------
within the Territory to individuals for the transport of goods within the Territory for a non-business purpose, which Trucks are not returned to the original renting office, and (b) in connection therewith, (i) any rental of Accessories or Towing Equipment, (ii) any sale of Protection Products and (iii) any sale of boxes or other moving supplies.

          "Patent License Agreement" shall mean the patent license agreement to
           ------------------------
be entered into by Seller and Buyer in the form of Exhibit F.

          "PBGC" shall mean the Pension Benefit Guaranty Corporation, or any
           ----
successor thereto.

          "Permitted Liens" shall mean (1) statutory liens for Taxes not yet due
           ---------------
and payable, (2) imperfections of title with respect to any Asset, and statutory liens or other similar liens arising in the ordinary course of business with respect to any Asset, in each case, that do not have a material adverse effect on the value or use of such Asset, (3) mechanics liens for work performed on any Asset for which payment therefor is not in default and (4) those Encumbrances disclosed in the Seller Disclosure Schedule.

          "Person" shall mean any individual, corporation, partnership, joint
           ------
venture, trust, unincorporated organization, other form of business or legal entity or Government Authority.

          "Personal Property" shall mean, as of any given date, all personal
           -----------------
property, other than Intellectual Property, of the Business, including without limitation the fuel in the Trucks and, as of June 30, 1996, the personal property set forth on Schedule 1.1(c). Personal Property does not include Phrases.

          "Phonebook Business" shall mean the business of the Phonebook Company
           ------------------
which consists of purchasing phone book advertising throughout the Territory.

          "Phonebook Company" shall have the meaning set forth in the second
           -----------------
paragraph of this Agreement.

          "Phrases" shall mean certain nonproprietary descriptive slogans or
           -------
phrases which (a) among Seller and its Affiliates are used as of the date hereof exclusively by the Division and which are set forth on Schedule 1.1(d) and (b) Seller covenants that it will cease, at Closing, to use for commercial purposes.

          "Pre-Closing Taxes" shall have the meaning set forth in Section 8.2.
           -----------------

          "Pre-Closing Tax Period" shall have the meaning set forth in
           ----------------------
Section 8.2.

          "Price Resolution Period" shall have the meaning set forth in
           -----------------------
Section 2.8(b).

          "Proration Resolution Period" shall have the meaning set forth in
           ---------------------------
Section 2.8(b).

          "Proration Schedule" shall have the meaning set forth in Section
           ------------------
2.8(a).

          "Protection Products" shall mean the risk assurance arrangements sold
           -------------------
to customers of the Rental Business under the following names: Tow Guard Protection, Personal Accident and Cargo Protection, Supplemental Liability Protection, Physical Damage Waiver, Limited Damage Waiver and Additional Driver Option.

          "Purchase Price" shall mean the Net Book Value based on the projected
           --------------
Statement of Net Book Assets delivered by Seller to Buyer pursuant to Section 2.5(a), plus $60 million.

          "Purchasing Arrangements" shall mean vendor contracts or arrangements
           -----------------------
with Ryder System or Seller by which goods, services or supplies are purchased for Ryder System or for multiple of its divisions.

          "Rental" or "Rented", when used independently of any other defined
           ------      ------
term, shall mean a surrender of possession and right to use a truck, tractor, or trailer for a period of ninety days or less, for consideration. Such initial period of ninety days or less may be extended/renewed for successive periods of ninety days or less and still be considered a rental only if (a) the total period of possession and use under such initial period and all extensions/renewals does not exceed one year, (b) there is no significant penalty or truck, tractor, or trailer, as the case may be, purchase obligation for failure to extend or renew, and (c) the truck, tractor or trailer, as the case may be, is not identified with the customer's name, color or logo (other than any legally required placard indicating the identity of the customer).

          "Rental Business" shall mean the One-Way Consumer Rental Business, the
           ---------------
Local Consumer Rental Business, and the Light Commercial Rental Business.

          "Rental Deposit" shall mean the cash or credit card deposit made by a
           --------------
Person in connection with the rental of a Truck; provided that any deposit made by credit card shall not for purposes of this Agreement be a Rental Deposit unless and until a charge is made against the related credit card.

          "Retained Liabilities" shall have the meaning set forth in
           --------------------
Section 2.4.

          "Roadway Arrangement" shall mean the oral arrangement between Roadway
           -------------------
Package Service and Seller with respect to a national truck rental program.

          "Ryder Dealer Agreement" shall mean the Dealer Agreement to be
           ----------------------
entered into by Seller and Buyer in the form of Exhibit G.

          "Ryder Move Management" shall have the meaning set forth in the
           ---------------------
second paragraph of this Agreement.

          "Ryder System" shall have the meaning set forth in the first
           ------------
paragraph of this Agreement.

          "Seller" shall have the meaning set forth in the first paragraph of
           ------
this Agreement.

          "Seller Disclosure Schedule" shall have the meaning set forth in
           --------------------------
the introduction in Article III.

          "Seller Indemnified Parties" shall have the meaning set forth in
           --------------------------
Section 11.2.

          "Seller NonCompete Period" shall have the meaning set forth in
           ------------------------
Section 6.2.

          "Service Agreements" shall mean the Maintenance Agreement,
           ------------------
Administrative Services Agreement, MIS Support Agreement, Ryder Dealer Agreement and Used Truck Sales Agreement.

          "Shared Facilities" shall mean the locations set forth on Schedule
           -----------------
1.1(e).

          "Shared Facility Licenses" shall mean the licenses to be entered into
           ------------------------
by Seller and Buyer in the form of Exhibit H pursuant to which the space currently occupied by the Business in each of the Shared Facilities is licensed to Buyer at the monthly rental set forth on Schedule 1.1(e).

          "Software License Agreement" shall mean the license agreement to be
           --------------------------
entered into by Seller and Buyer in the form of Exhibit I.

          "Statement of Net Book Assets" shall mean, as of the Closing Date, a
           ----------------------------
statement with respect to the Assets and the Assumed Liabilities prepared in accordance with the Accounting Standard, except for matters and amounts specifically described in Schedule 1.1(f). Except as set forth on Schedule 1.1(f), (i) it is agreed that Ryder's accounting policies and procedures and the applications of GAAP which they represent will prevail in all matters concerning any Statement of Net Book Assets so long as they are consistent with GAAP and
(ii) the Statement of Net Book Assets will include the net book assets of each of Ryder Move Management as extracted from the consolidated balance sheet of Ryder Move Management attached thereto and made a part thereof, of even date therewith. No value shall be recorded on any Statement of Net Book Assets with respect to any Assets which have been fully expensed, amortized or depreciated, as applicable.

          "Stay-on Arrangements" shall mean the arrangements between Seller and
           --------------------
certain Transferred Employees to encourage such employees to remain with the Business through the Closing Date.

          "Straddle Period" shall have the meaning set forth in Section
           ---------------
8.4(b).

          "Subsidiaries" shall mean Ryder Move Management and the Phonebook
           ------------
Company.

          "Subsidiaries' Shares" shall mean all of the issued and outstanding
           --------------------
shares of stock of each of the Subsidiaries.

          "subsidiary" of any Person shall mean any corporation of which at
           ----------
least a majority of the outstanding capital stock having voting power under ordinary circumstances to elect directors of such corporation shall at the time be held, directly or indirectly, by such Person, by such Person and one or more subsidiaries of such Person or by one or more subsidiaries of such Person.

          "Tax Audit" shall have the meaning set forth in Section 6.8(d).
           ---------

          "Tax Laws" shall mean the Code, federal, state, county, or local, laws
           --------
relating to Taxes and any regulations or official administrative pronouncements released thereunder.

          "Tax Returns" shall mean returns, reports, information statements and
           -----------
other documentation filed or maintained, or required to be filed or maintained, in connection with the calculation, determination, assessment or collection of any Tax and shall include any amended returns required as a result of examination adjustments made by the Internal Revenue Service or other Taxing Authority.

          "Taxes" shall mean (i) all taxes (whether federal, state, local or
           -----
foreign) including, without limitation, taxes based upon or measured by income, gross receipts, profits, sales, use, occupation, value added, ad valorem, franchise, withholding, payroll, employment, excise, capital stock, license, social security, workers' compensation, unemployment compensation, utility, severance, production, excise, stamp, occupation, premium or transfer taxes and customs duties, together with any interest, additions to tax or penalties imposed with respect thereto and (ii) any obligations under any agreements or arrangements with respect to any taxes described in clause (i) above.

          "Taxing Authority" shall mean any Government Authority having
           ----------------
jurisdiction over the assessment, determination, collection, or other imposition of Tax.

          "Territory" shall mean the contiguous forty-eight states of the
           ---------
United States of America and the state of Alaska.

          "Towing Equipment" shall mean, as of any given date, the car carriers
           ----------------
and tow dollies owned by Seller and used in connection with the Business, and as of June 30, 1996 the towing equipment set forth on Schedule 1.1(g).

          "Trademark License Agreement" shall mean the trademark license
           ---------------------------
agreement to be entered into by Ryder System and Buyer in the form of Exhibit J.

          "Transferred Employee" shall mean a Listed Employee who is offered
           --------------------
employment in the Business by Buyer and who accepts such employment prior to the Closing Date and who becomes an employee of Buyer as of the Closing.

          "Transferred Intellectual Property" shall mean Transferred Patents,
           ---------------------------------
Transferred Software and Transferred Trademarks.

          "Transferred Patents" shall mean the United States patents set
           -------------------
forth on Schedule 1.1(h).

          "Transferred Software" shall mean the software set forth on
           --------------------
Schedule 1.1(i).

          "Transferred Trademarks" shall mean the trademarks set forth on
           ----------------------
Schedule 1.1(j).

          "Trucks" shall mean, as of any given date, collectively, each of the
           ------
trucks owned by Seller (the beneficial ownership of which is held by an entity which is controlled by Seller) and accounted for on Seller's books as an asset of the Division other than any truck reported stolen as of such date or any damaged truck that is beyond economic repair, and which as of the Closing comprises the vehicle fleet to be sold to Buyer by Seller pursuant to this Agreement, and as of June 30, 1996 the trucks set forth on Schedule 1.1(k).

          "UPS Arrangement" shall mean the oral arrangement between United
           ---------------
Parcel Service and Seller with respect to a national truck rental program.

          "Used Truck Sales Agreement" shall mean the agreement to be entered
           --------------------------
into by Seller and Buyer in the form of Exhibit K.

          "Value Added Business" shall mean (a) being a franchisee of The
           --------------------
Packaging Store, Inc., (b) being a dealer of Cruise America for the rental of mobile homes, (c) being a dealer of The Rug Doctor for the rental of carpet cleaners, and (d) the sale (independent of a vehicle rental) of boxes and other moving supplies.

          "Vehicle Nominee Title Agreement" shall have the meaning set forth
           -------------------------------
in Section 6.17.

               2.
                                  ARTICLE II
                                  ----------

                            Sale of Assets; Closing
                            -----------------------

          Section 2.1.  Assets and Stock to Be Acquired.  Subject to the
                        -------------------------------
satisfaction or waiver of the conditions set forth herein and to the other terms, conditions and provi-sions hereof, at the Closing, Buyer will purchase, acquire, accept and pay for, and Seller will sell, assign, and convey and Seller will transfer, and deliver to Buyer or any of its designated controlled entities, all of Seller's right, title and interest in and to, the assets and properties of the Business and the Subsidiaries' Shares described below, as such assets, properties and shares exist and are owned, leased or possessed by Seller as of the Closing Date (collectively, the "Assets"):

          (a)  the Trucks;

          (b) Seller's rights to use 1-800-GO-RYDER Phone Number subject to Sections 6.4(b) and 6.4(c);

          (c)  the Assigned Leases;

          (d) the Contracts, including but not limited to the National Rental Contracts which are for the rental of Trucks;

          (e)  the Transferred Software;

          (f)  the Transferred Trademarks;

          (g)  the Transferred Patents;

          (h)  the Subsidiaries' Shares;

          (i)  the Towing Equipment;

          (j) the Personal Property and Accessories;

          (k) any accounts receivable from new vehicle manufacturers in connection with the trade-in of used trucks of the Division to those manufacturers in partial consideration for the acquisition of new vehicles pursuant to the 1997 Vehicle Trade and Body Package;

          (l) the Division Light Commercial Data Base;

          (m) (i) all accounting and other books and records, cost information, sales and pricing data, maintenance, inspection and repair records and reports, personnel records related to Transferred Employees, Marketing Studies, and other reports, plans and documents, which in each case relate exclusively to the Business, Assets and/or Assumed Liabilities (other than books and records which (A) are maintained by Seller primarily for Tax purposes or (B) relate primarily to the Retained Liabilities or Excluded Assets, or (C) relate primarily to current or former employees who are not Transferred Employees), it being understood that (x) Seller may keep copies of any such books and records, reports, plans and documents if reasonably necessary for the performance of services under agreements between Seller and Buyer and (y) as to such books and records, reports, plans and documents which cannot be reasonably extracted from Seller's existing records that Seller shall keep same if Buyer so agrees, or pending Seller's completion of the extraction process pursuant to the agreements between Seller and Buyer or otherwise to be undertaken in good faith, but Buyer shall have the right to a copy of the portions thereof which relate to the Business, Assets and/or Assumed Liabilities), (ii) with respect to accounting and other books and records, reports, plans and documents which in each case relate (but not exclusively) to the Business, Assets and/or Assumed Liabilities, Seller shall retain ownership of same but Buyer shall have a right to a copy of the portions thereof which relate to the Business, Assets and/or Assumed Liabilities and
(iii) in each case other than with respect to (A), (B), and (C) of (i) above, if and to the extent any accounting and other books and records, reports, plans or documents relate to the Business, Assets and/or Assumed Liabilities and Seller keeps or retains the original thereof or a copy thereof, Seller shall not transfer the portion pertaining to the Business to any third party, other than as necessary in connection with any of the services to be performed by such third party pursuant to any of the Service Agreements, without Buyer's consent;

          (n) to the extent applicable exclusively to the Trucks or utilized exclusively by the Business and permitted to be conveyed or assigned, all licenses, permits, approvals and authorizations relating to the Business or any of the Assets which have been issued by any Government Authority;

          (o) all other prepaid expenses to the extent applicable exclusively to the Trucks or utilized exclusively in the Business, including without limitation unamortized license, permit or authorization fees (except as to licenses, permits, or authorizations related to the Division which are not conveyable or assignable to Buyer or with respect to which Buyer cannot receive value therefrom), phonebook advertising, fuel tax, general advertising, and accessory products; provided, that, with respect to the prepaid expense of Seller relating to vehicle licensing fees attributable to the Trucks or any other vehicles included in the Assets, such prepaid expense shall be transferred to the extent provided in Schedule 1.1(f) and Section 6.20 hereto; and

          (p) all pending claims for physical damage made under any insurance policies (other than (i) any such claims with respect to repairs which are completed prior to the Closing Date, (ii) any such claims with respect to repairs for collision damage to any Truck for which an internal accident report has been filed with respect thereto with Seller prior to the Closing Date, or any Truck which has been damaged in an accident prior to Closing Date which accident occurred so close to the Closing Date that such accident report has not been filed as of the Closing Date, and (iii) any such claims which relate to any Excluded Assets or any Retained Liabilities) with respect to any property included within the definition of Assets, and all assignable rights to any manufacturers' warranties and indemnities with respect to the Assets (other than any such warranties and indemnities with respect to repairs which are described in (i) or (ii) above and any such warranties or indemnities which relate to any Excluded Assets or any Retained Liabilities) and, in each case, all proceeds thereof.

          Section 2.2.  Excluded Assets.  Notwithstanding anything to the
                        ---------------
contrary herein, all of Seller's right, title and interest in all of the following properties, assets and other rights of the Business (the "Excluded
                                                                    --------
Assets") shall be excluded from the Assets:
------

          (a) (1) the right to use, subject to Section 6.11, the National Rental Phone Number, (2) the database of National Rental Customers on the mainframe at Seller's headquarters (although Buyer shall be entitled to receive a copy of that database), and (3) all National Rental Contracts which are not for the rental of a Truck;

          (b) (i) all accounting and other books and records which (A) are maintained by Seller primarily for Tax purposes, (B) relate primarily to current or former employees who are not Transferred Employees, or (C) relate primarily to any Retained Liabilities or any Excluded Assets and (ii) all cost information, sales and pricing data, maintenance, inspection and repair records and reports, and other books, records, reports, plans and documents which in each case do not relate exclusively to the Business, Assets and/or Assumed Liabilities (although Buyer shall have the right to copies of such portions of any of the foregoing that relate to the Business, Assets and/or Assumed Liabilities);

          (c) all assets of any employee benefit plan of Seller or any of its Affiliates and any rights and assets under any plan or agreement of Seller or any of its Affiliates relating to employee benefits, employment or compensation;

          (d) any rights of Seller which are contingent on the satisfaction of liabilities that are Retained Liabilities;

          (e) all reserves (other than depreciation reserves or other reserves which relate to any Assets to be transferred to Buyer pursuant to clause 2.1(p) related to the Assets, including reserves which relate to the accounts receivable of the Subsidiaries, arising from the operation of or related to the Business or the Assets prior to the Closing Date or which are related to any Retained Liabilities or any Excluded Assets;

          (f) cash, certificates of deposit, cash equivalents, and prepaid expenses which relate to licenses, permits or authorizations not assignable to Buyer;

          (g) accounts receivable (including the accounts receivable of Ryder Move Management) of the Business as of the Closing Date except as set forth in
Section 2.1(k);

          (h) (i) all insurance policies of Seller or its Affiliates, and all claims thereunder or under any other insurance policies which were made prior to the Closing (other than pending claims for physical damage made under any insurance policies with respect to repairs to Assets which are included in the Assets pursuant to clause 2.1(p)) or which relate to Retained Liabilities or Excluded Assets and, in each case, proceeds thereof, (ii) all binders owned or held by Seller, the Division or any Subsidiary and (iii) any rights to manufacturers' warranties and indemnities with respect to repairs to Assets which are described in (i) or (ii) of clause 2.1(p) above and any such warranties or indemnities which relate to any Excluded Assets or any Retained Liabilities;

          (i) all rights, demands, claims, actions and causes of action which Seller may have, on or after the date hereof, against any Government Authority for refund or credit of any type with respect to Seller's or Ryder System's Taxes other than any Taxes that constitute Assumed Liabilities;

          (j) trademarks (other than the Transferred Trademarks), software (other than the Transferred Software), patents (other than the Transferred Patents), and copyrights, in each case, used in the Business or owned or licensed by Seller, Ryder System or any Affiliate thereof, and other intellectual property rights of Seller, Ryder System or any Affiliate thereof; and

          (k) all rights, demands, claims, actions and causes of action (whether for personal injuries or property, consequential or other damages of any kind) (collectively, "Claims") which Seller, the Division, or any of the Subsidiaries
                ------
may have against any Person with respect to, or which are related to, any Retained Liabilities or Excluded Assets.

          Section 2.3.  Assumption of Liabilities.  At the Closing Buyer shall
                        -------------------------
assume as of the Closing and shall agree to pay, perform and discharge, and shall indemnify and hold Seller and the Seller Indemnified Parties harmless against, the "Assumed Liabilities", which term shall mean:
              -------------------

          (a) except as otherwise provided in this Agreement, all liabilities and obligations arising out of the conduct of the Business by Buyer on and after the Closing;

          (b) except as otherwise provided in this Section 2.3, all liabilities and obligations arising (i) from the Business as a result of any act or failure to act, in each case, whether before, at or after the Closing, by any Person, which results in harm to any third party on or after the Closing (including without limitation any general tort liability so arising, notwithstanding that after Closing an insurance card or certificate purporting to show that Seller's insurance covers any Truck is still in such Truck, that Seller's DOT Number is still on any Truck, or that title is still in the name of Seller) or (ii) as a result of the condition of any Asset, excepting as to (i) and (ii) above such liabilities and obligations for harm to third parties which occurs or (for purposes of allocating defense costs or expenses) is alleged to have occurred prior to the Closing and also excepting as to (i) and (ii) above environmental liability retained by Seller pursuant to Section 2.4(d) below;

          (c) with respect to contracts (other than the CRCS Contract) which are included in the Assets, all liabilities or obligations which are to be performed on or after the Closing;

          (d) with respect to statutes, laws, regulations, ordinances, rules, judgments, orders or decrees addressing harm to, or protection of, the environment from hazardous, toxic or regulated substances (other than those with respect to vehicle emission control), all liabilities and obligations arising from any condition of any Asset or any real property leased pursuant to the Assigned Leases, or any real property which underlies spaces licensed to Buyer pursuant to the Shared Facilities Licenses, which condition did not exist as of the Closing;

          (e) with respect to compliance with any applicable statutes, laws, regulations, ordinances, rules, judgments, orders or decrees (excepting those which relate to environmental matters covered in (d) above), all liabilities and obligations arising in connection with the Business as a result of any act or failure to act, in each case whether before, on or after the Closing, by any Person which results in an Action by a Government Authority before, on or after the Closing, but only to the extent the fine, penalty or other enforcement remedy is assessed with respect to a time on or after the Closing;

          (f) all of the liabilities and obligations, whenever arising (whether before, on or after the Closing), which relate to or arise out of the CRCS Contract;

          (g) to the extent recorded as a liability on the Closing Date Statement of Net Book Assets, as may be adjusted in the Adjusted Closing Date Statement of Net Book Assets, any Rental Deposits for rental transactions in process as of the Closing;

          (h) to the extent recorded as a liability on the Closing Date Statement of Net Book Assets, as may be adjusted in the Adjusted Closing Date Statement of Net Book Assets, any obligation or liability relating to vacation pay for current year, vested or carried forward vacation accrued and not taken as of the Closing Date by Transferred Employees;

          (i) all liabilities and obligations arising from (i) commitments (in the form of accepted purchase orders, or otherwise), to sell or rent Trucks or provide accessory products or services related thereto, or (ii) accepted quotations, proposals or bids, in each case made in the ordinary course of business consistent with past practice and arising from or related to the Assets or the Business, whether made before, on or after the Closing;

          (j) all liabilities and obligations which arise from or relate to commitments (in the form of issued purchase orders or otherwise), or quotations, proposals or bids, in each case made in the ordinary course of business consistent with past practice and whether made before, on or after the Closing, and in each case to purchase or acquire Trucks or supplies or services related to the Assets or the Business including, without limitation, the 1997 Vehicle Trade and Body Package;

          (k) all liabilities and obligations which arise from or relate to employee and Tax matters to be assumed by Buyer pursuant to Articles VII and VIII.

          Section 2.4.  Retained Liabilities.  Seller shall retain, and shall
                        --------------------
continue to be responsible after the Closing Date for, and shall indemnify and hold Buyer and the Buyer Indemnified Parties harmless against, the "Retained
                                                                    --------
Liabilities", which term shall mean:
-----------

          (a) all liabilities and obligations which arise, whether before, on or after the Closing, out of the Excluded Assets;

          (b) except as otherwise provided in this Section 2.4, all liabilities and obligations arising (i) from the Business as a result of any act or failure to act, by any Person or (ii) as a result of the condition of any Asset, in each case of (i) or (ii) above, which results in harm to any third party which occurs, or (for purposes of allocating defense costs or expenses) is alleged to have occurred prior to the Closing (and including, without limitation, any li-abilities and obligations arising out of any lawsuit, action, administrative or other proceeding or governmental investigation pending against Seller prior to the Closing) or which constitutes environmental liability retained by Seller pursuant to Section 2.4(d) below;

          (c) with respect to contracts related to the Business (other than the CRCS Contract), all liabilities or obligations which are or were to be performed before the Closing;

          (d) with respect to statutes, laws, regulations, ordinances, rules, judgments, orders or decrees addressing harm to, or protection of, the environment from hazardous, toxic or regulated substances (other than those with respect to vehicle emission control), all liabilities and obligations arising from any condition of any Asset or any real property leased pursuant to the Assigned Leases, or any real property which underlies spaces licensed to Buyer pursuant to the Shared Facilities Licenses, which condition existed before or on the Closing;

          (e) with respect to compliance with any applicable statutes, law, regulations, ordinances, rules, judgments, orders or decrees (other than same which relate to environmental matters covered in (d) above), all liabilities and obligations arising in connection with the Business as a result of any act or failure to act by any Person on or before Closing which results in an Action by a Government Authority before, on or after the Closing, but only to the extent the fine, penalty or other enforcement remedy is assessed with respect to a time prior to the Closing;

          (f) the liabilities and obligations for (i) Income Taxes (including deferred Taxes) of the Seller; (ii) Taxes of the Subsidiaries attributable to any Pre-Closing Tax Period, including any Taxes attributable to "intercompany transactions" within the meaning of Treasury Regulations (S)1.1502-13 or any analogous provision of state or local law, to the extent such taxes are attributable to Pre-Closing Tax Periods; (iii) Taxes attributable to the transfer of the Assets pursuant to this Agreement; (iv) Taxes for which any of the Subsidiaries may be liable under Treasury Regulation (S) 1.1502-6 or any analogous provision of state or local law by virtue of having been a member of any affiliated, consolidated, combined or unitary group at any time on or prior to the Closing Date; (v) Taxes attributable to any settlement of intercompany accounts pursuant to Section 5.11 hereof; (vi) any tax sharing agreement, whether written or unwritten, to which Seller or any of the Subsidiaries is a party for any Pre-Closing Tax Period; and (vii) Taxes attributable to revenues which are for the account of Seller pursuant to Section 2.8(a);

          (g) all liabilities and obligations (i) under the Business Employee Benefit Plans or any other similar plans, contracts or arrangements maintained by Seller (other than any amount payable by Buyer pursuant to Article VII), (ii) related to any employee of the Division who does not become a Transferred Employee or (iii) under any Stay-on Arrangement;

          (h) all liabilities and obligations, if any, of the Business (or any of the Subsidiaries or any subsidiary thereof) which (i) should have been, but were not, reflected, reserved against or otherwise disclosed in the Closing Date Statement of Net Book Assets (or the balance sheet of any of the Subsidiaries or any subsidiary thereof attached as an Exhibit to the Closing Date Statement of Net Book Assets) as same may be changed pursuant to the provisions of Section
2.7 hereof, under the Accounting Standard except for matters and amounts specifically described in Schedule 1.1(f);

          (i) except as to liabilities and obligations reflected on the balance sheet of either of the Subsidiaries attached as an exhibit to the Closing Date Statement of Net Book Assets as same may be changed pursuant to the provisions of Section 2.7, all liabilities and obligations, if any, of any of the Subsidiaries or any subsidiary thereof which fall within any category of Retained Liabilities referred to in this Section 2.4; and

          (j) the liabilities and obligations which arise from or relate to employee and Tax matters which Seller has specifically agreed to retain pursuant to Articles VII and VIII.

          Section 2.5.  Consideration.  (a)  Seller shall deliver to Buyer five
                        -------------
Business Days prior to the Closing Date a projected Statement of Net Book Assets as of the Closing Date.

          (b) Subject to the terms and conditions hereof, at the Closing, Buyer shall (i) pay to Seller the Purchase Price by wire transfer to the account specified by Seller, and (ii) assume the Assumed Liabilities pursuant to an Assumption Agreement in the form of Exhibit L (the "Assumption Agreement").

          (c) In addition to the other things required to be done hereby, at the Closing, (i) Seller shall deliver, or cause to be delivered, to Buyer the following: (A) a duly executed Bill of Sale in substantially the form of Exhibit M, (B) a duly executed Bill of Sale in substantially the form of Exhibit N from Axle Limited Partnership to transfer the beneficial interest in the Trucks, together with certificates of title with respect to the Trucks, (C) a certificate dated the Closing Date and validly executed on be-half of Seller to the effect that the condition set forth in Section 9.1 has been satisfied, (D) a copy of the resolutions of the board of directors of Seller, or similar enabling document, authorizing the execution, delivery and performance hereof and of each other agreement to be executed in connection with the transactions contemplated by this Agreement by Seller, and a certificate of its secretary or assistant secretary, dated as of the Closing Date, that such resolutions were duly adopted and are in full force and effect, (E) evidence or copies of any consents, approvals, orders, qualifications or waivers required pursuant to Section 9.2, and (F) stock certificates representing the Subsidiaries' Shares duly endorsed in blank or accompanied by stock powers duly executed in blank and sufficient to transfer the Subsidiaries' Shares on the books of the Subsidiaries, (ii) if not previously delivered to Buyer, all other certificates, documents, instruments and writings required pursuant hereto to be delivered by or on behalf of Seller at or before the Closing, (iii) Seller or Ryder System, as applicable, and Buyer shall each duly execute the Trademark License Agreement, Software License Agreement, Maintenance Agreement, Administrative Services Agreement, Copyright License Agreement, Patent License Agreement, Used Truck Sales Agreement, Ryder Dealer Agreement, MIS Support Agreement, Shared Facility Licenses, Vehicle Nominee Title Agreement, and Office Sublease Agreement, (iv) Seller and/or Ryder System, as applicable, shall duly execute the General Assignment Agreement, the Patent Assignment and the Trademark Assignment and (v) Buyer shall duly execute the Assumption Agreement.

          (d) In addition to the payment of the Purchase Price and the other things required to be done hereby, at the Closing, Buyer shall deliver, or cause to be delivered, to Seller the following: (i) a certificate dated the Closing Date and validly executed on behalf of Buyer to the effect that the condition set forth in Section 10.1 shall have been satisfied, (ii) a copy of the resolutions of the board of directors of Buyer authorizing the execution, delivery and performance hereof and each other agreement to be executed in connection with the transactions contemplated by this Agreement by Buyer, and a certificate of its secretary or assistant secretary, dated as of the Closing Date, that such resolutions were duly adopted and are in full force and effect,
(iii) evidence or copies of any consents, approvals, orders, qualifications or waivers required pursuant to Section 10.2, (iv) the certificate of insurance, and, if available, copies of the related policy or policies, required pursuant to 10.4, (v) the letter of credit required pursuant to Section 10.6; and (vi) if not previously delivered to Seller, all other certificates, documents, instruments and writings required pursuant hereto to be delivered by or on behalf of Buyer at or before the Closing.

          Section 2.6.  Time and Place of Closing.  The Closing shall take place
                        -------------------------
on the Closing Date at 10:00 A.M., New York City time, at the offices of Wachtell, Lipton, Rosen & Katz, 51 West 52nd Street, New York, New York 10019. The parties hereby agree that the Closing shall be deemed effective as of 12:01 A.M. New York City time on the Closing Date.

          Section 2.7.  Purchase Price Adjustment.  (a)  No later than 45 days
                        -------------------------
after the Closing Date Seller shall prepare and deliver to Buyer a Statement of Net Book Assets as of the Closing Date (the "Closing Date Statement of Net Book
                                             ----------------------------------
Assets") which statement shall set forth the Net Book Value as of such date
------
together with an opinion of KPMG Peat Marwick LLP ("KPMG") that such Statement of Net Book Assets presents fairly the balance sheet assets sold and liabilities assumed at the Closing Date. KPMG's opinion as to fairness will be based upon the terms of this Agreement which require that the Statement of Net Book Assets be prepared on the basis set forth in the definition of such term.

          Seller shall pay the audit costs, expenses and fees associated with auditing the Closing Date Statement of Net Book Assets. Buyer shall assist and cooperate with Seller and Seller's accountants and representatives in the preparation of such Statement of Net Book Assets and shall grant Seller and Seller's accountants and representatives such access as may be reasonably requested to the books, records or other information related to the Business in Buyer's possession that may be used or useful in preparing such Statement of Net Book Assets.

          (b) Buyer shall have 15 Business Days to review the Closing Date Statement of Net Book Assets after the receipt thereof. Unless Buyer delivers written notice to Seller on or prior to the 16th Business Day after its receipt of the Closing Date Statement of Net Book Assets of its objection to such statement and specifying in reasonable detail all disputed items, Buyer shall be deemed to have accepted and agreed to the Closing Date Statement of Net Book Assets. If Buyer so notifies Seller of its objection to the Closing Date Statement of Net Book Assets, Seller and Buyer shall, within 15 Business Days following receipt of such notice by Seller (the "Price Resolution Period"), use
                                                 -----------------------
their good faith effort to resolve their differences and any resolution by them as to any disputed amounts shall be final, binding and conclusive.

          (c) If at the conclusion of the Price Resolution Period any amounts remain in dispute, such amounts shall be submitted for resolution to the Neutral Auditor. Each of Seller and Buyer agree to execute, if so requested by the Neutral Auditor, a reasonable engagement letter. The costs, expenses and fees of the Neutral Auditor, as well as any other costs, expenses or fees which arise, in connection with the dispute resolution process set forth in this Section 2.7(c) shall be borne by Buyer and Seller based upon the percentage which the portion of the contested amount not awarded to each party bears to the amount actually contested by Buyer. The Neutral Auditor shall act as an arbitrator to determine, based on presentations by Buyer and Seller, and not by independent review, only these issues still in dispute. The accounting principles which shall prevail for the purpose of resolving any dispute pursuant to this Section 2.7(c) shall be the Accounting Standard. The Neutral Auditor's determination shall be made within 45 Business Days of submission thereto of the dispute, whether or not any presentation by Seller or Buyer has been made within such period, and shall be set forth in a written statement delivered to Seller and Buyer, and such determination shall be final, binding and conclusive. The term "Adjusted Closing Date Statement of Net
                                         --------------------------------------
Book Assets" shall mean the Closing Date Statement of Net Book Assets agreed to
-----------
by Seller and Buyer in accordance with Section 2.7(b) or the Closing Date Statement of Net Book Assets resulting from the determinations made by the Neutral Auditor in accordance with this Section 2.7(c) (in addition to those differences theretofore agreed to by Seller and Buyer in accordance with Section 2.7(b)).

          (d) If the Final Purchase Price differs from the Purchase Price, then a payment shall be made in the following manner: if the Purchase Price is greater than the Final Purchase Price, Seller shall refund to Buyer the difference between such amounts; if the Purchase Price is less than the Final Purchase Price, Buyer shall pay to Seller the difference between such amounts. Such refund or payment shall be made no later than the third Business Day following the determination of the Adjusted Closing Date Statement of Net Book Assets, by wire transfer in immediately available funds, together with interest thereon for the number of days from and including the Closing Date to but excluding such payment date, at a rate equal to LIBOR plus 2%, computed on the basis of actual days elapsed over a 365-day year. The adjustment pursuant to this Section 2.7 shall not be subject to any hold-backs, escrows or other reductions or restrictions.

          Section 2.8.  Proration of Revenue.
                        --------------------

          (a) (i) No later than 30 days after the Closing Date Buyer shall prepare and deliver to Seller a schedule which sets forth the proration of revenues for rental transactions for Trucks which were under contract as of the Closing Date (the "Proration Schedule") which schedule shall be prepared in
                   ------------------
accordance with the following:

          (A) that portion of the revenue arising from the rental of any Trucks which are under contract as of the

     Closing Date in connection with the One-Way Rental Business shall be for the account of Buyer in an amount determined by multiplying the total amount of revenue for the entire rental period times a fraction, the numerator of which equals the number of days of the applicable rental period which occur on and after the Closing Date and the denominator of which equals the total number of days in the applicable rental period, the balance of any revenues related to One-Way Rental business under contract as of the Closing Date shall be for the account of Seller; and

          (B) that portion of the revenue arising from the rental of any Trucks which are under contract as of the Closing Date in connection with the Local Consumer Rental Business or the Light Commercial Rental Business shall be for the account of Seller in an amount determined by multiplying the total amount of revenue for the entire rental period times a fraction, the numerator of which equals the number of days of the applicable rental period which occur prior to the Closing Date and the denominator of which equals the total number of days in the applicable rental period; the balance of any revenues related to the Local Consumer Rental Business or the Light Commercial Rental Business under contract as of the Closing Date shall be for the account of Buyer; and

          (C) the Dealer's commission associated with each item of rental revenues described in (A) and (B) above shall be prorated as of the Closing Date in the manner described in (A) and (B) above, and as to commissions related to revenues described in (A) and (B) which are for the account of the party which does not pay the Dealer's commission, such commissions shall be for the account of the other party;

          (ii) Within 5 Business Days following delivery of the Proration Schedule to Seller by Buyer, Seller or Buyer, as applicable, shall pay to the other in immediately available funds an amount equal to the net difference of
(x) the sum of all amounts which are for the account of Buyer and Seller pursuant to section 2.8(a)(i)(A) and (y) the sum of all amounts which are for the account of Seller and Buyer pursuant to Section 2.8(a)(i)(B) (any such amount paid to Seller as referred to herein as the "Seller Proration Amount",
                                                    -----------------------
and any such amount paid to Buyer is referred to herein as the "Buyer Proration
                                                                ---------------
Amount").
------

          (b) Notwithstanding payment of the Proration Amount pursuant to
Section 2.8(a)(ii), Seller shall have 15 Business Days to review the Proration Schedule after the receipt thereof from Buyer. Unless Seller delivers written notice to Buyer on or prior to the 15th Business Day after its receipt of the Proration Schedule of its objection to such schedule and specifying in reasonable detail all disputed items, Seller shall be deemed to have accepted and agreed to the Proration Schedule. If Seller so notifies Buyer of its objection to the Proration Schedule, Seller and Buyer shall, within 15 Business Days following receipt of such notice by Buyer (the "Proration Resolution Period"), use their good faith effort to resolve their
 ---------------------------
difference and any resolution by them as any disputed amounts shall be final, binding and conclusive.

          (c) If at the conclusion of the Proration Resolution Period any amounts remain in dispute, such amounts shall be submitted for resolution to the Neutral Auditor. Each of Seller and Buyer agree to execute, if so requested by the Neutral Auditor, a reasonable engagement letter. Seller and Buyer shall each pay 50% of the costs, expenses and fees of the Neutral Auditor, as well as any other costs, expenses or fees which arise, in connection with the dispute resolution process set forth in this Section 2.8(c). The Neutral Auditor shall act as an arbitrator to determine, based on presentations by Buyer and Seller, and not by independent review, only those issues still in dispute. The accounting principles which shall prevail for the purpose of resolving any dispute pursuant to this Section 2.8(c) shall be the Accounting Standard. The Neutral Auditor's determination shall be made within 45 Business Days of submission thereto of the dispute, whether or not any presentation by Seller or Buyer has been made within such period, and shall be set forth in a written statement delivered to Seller and Buyer, and such determination shall be final, binding and conclusive. "Final Seller Proration Amount" shall mean the amount, if any, to be paid to Seller as determined pursuant to Section 2.8(b) and/or pursuant to Section 2.8(c), as applicable. "Final Buyer Proration Amount" shall mean the amount, if any, to be paid to Buyer as determined pursuant to Section 2.8(b) and/or pursuant to Section 2.8(c), as applicable.

          (d) If the Final Seller Proration Amount differs from the Seller Proration Amount, then a payment shall be made in the following manner: if the Seller Proration Amount is greater than the Final Seller Proration Amount, Seller shall refund to Buyer the difference between such amounts; if the Seller Proration Amount is less than the Final Seller Proration Amount, Buyer shall pay Seller the difference between such amounts. If the Final Buyer Proration Amount differs from the Buyer Proration Amount, then a payment shall be made in the following manner: if the Buyer Proration Amount is greater than the Final Buyer Proration Amount, Buyer shall refund to Seller the difference between such amounts; if the Buyer Proration Amount is less than the Final Buyer Proration Amount, Seller shall pay Buyer the difference between such amount. Such refund or payment shall be made no later than the third Business Day following the determination of either such

Amount in accordance with Section 2.8(b) and/or Section 2.8(c), by wire transfer in immediately available funds, together with interest thereon for the number of days from and including the date on which the applicable party received the payment of the Seller Proration Amount or Buyer Proration Amount, as applicable, to but excluding the date of such refund or payment, at a rate equal to LIBOR plus 1%, computed on the basis of actual days elapsed over a 365 day year. The adjustment pursuant to this Section 2.8(d) shall not be subject to any holdbacks, escrows or other reductions or restrictions.

          3.
                                  ARTICLE III
                                  -----------

                    Representations and Warranties of Seller
                    ----------------------------------------

          Seller hereby represents and warrants to Buyer that except as set forth in the disclosure schedule delivered by Seller to Buyer prior to the execution of this Agreement (the "Seller Disclosure Schedule"):
                                  --------------------------

          Section 3.1.  Incorporation; Authorization; etc.  (a)  Seller is duly
                        ----------------------------------
incorporated, validly existing and in good standing under the laws of the jurisdiction of its incorporation. Seller (i) has all requisite corporate power to own its properties and assets and to carry on its business as it is now being conducted, and (ii) is in good standing and is duly qualified to transact business in each domestic jurisdiction in which the nature of property owned or leased by it or the conduct of its business requires it to be so qualified, except where the failure to be in good standing or to be duly qualified to transact business would not, individually or in the aggregate, have a material adverse effect on the business, assets, results of operations or financial condition of the Business taken as a whole (the "Business Condition").
                                                 ------------------

          (b) Except as set forth in Section 3.1(b) of the Seller Disclosure Schedule, each of the Subsidiaries is (i) duly incorporated and validly existing under the laws of the jurisdiction of its incorporation and has all requisite corporate power to own the properties and assets and to carry on its business as it is now being conducted and (ii) is in good standing and is duly qualified to transact business in each jurisdiction in which the nature of property owned or leased by it or the conduct of its business requires it to be so qualified, except where the failure to be duly qualified to transact business would not, individually or in the aggregate, have material adverse effect on the business, assets, results of operation or financial condition of the applicable Subsidiary other than with respect to pre-Closing receivables. All such jurisdictions are set forth in Section 3.1(b) of the Seller Disclosure Schedule.

          (c) Seller has full corporate power and authority to execute and deliver this Agreement and the other agreements and instruments delivered by Seller pursuant to this Agreement and to perform its obligations hereunder and thereunder. The execution and delivery of this Agreement and the other agreements and instruments delivered by Seller pursuant to this Agreement and the performance of Seller's obligations hereunder and thereunder have been duly and validly authorized by all necessary corporate proceedings on the part of Seller and no other corporate proceedings on the part of Seller, its board of directors or stockholders are necessary therefor. The execution, delivery and performance by Seller of this Agreement and the other agreements and instruments delivered by Seller pursuant to this Agreement will not (i) violate any provision of Seller's certificate of incorporation or by-laws, (ii) violate any provision of any Subsidiary's certificate of incorporation or by-laws or similar organizational instrument, (iii) except as disclosed in Section 3.1(c) of the Seller Disclosure Schedule, violate any provision of, or be an event that is (or with the passage of time will result in) a violation of, or result in the acceleration of or entitle any party to accelerate (whether after the giving of notice or lapse of time or both) any obligation the Business is to assume under, or result in the imposition of any lien upon or the creation of a security interest in any of the Assets or any of the Subsidiaries' assets or properties pursuant to, any mortgage, lien, lease, agreement, instrument, order, arbitration award, judgment, injunction or decree to which Seller or any of the Subsidiaries is a party or by which any of them is bound, or (iv) except as disclosed in Section 3.6(a) or 3.6(b) of the Seller Disclosure Schedule, violate or conflict with any statute, rule or regulation applicable to Seller or any of the Subsidiaries or any of their properties or assets or any other material restriction of any kind or character to which Seller or any of the Subsidiaries is subject, that, in the case of any of clauses (iii) and (iv), would, individually or in the aggregate, have a material adverse effect on the Business Condition or have a material adverse effect on Seller's ability to consummate the Asset and Stock Purchase. This Agreement and the other agreements and instruments delivered by Seller pursuant to this Agreement have been duly executed and delivered by Seller, and, assuming the due execution and delivery hereof by Buyer, this Agreement and the other agreements and instruments delivered by Seller pursuant to this Agreement constitutes the legal, valid and binding obligation of Seller, enforceable against Seller in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium or other laws relating to or affecting the rights and remedies of creditors generally and to general principles of equity (regardless of whether in equity or at law).

          (d) Upon consummation of the Asset and Stock Purchase at the Closing, as contemplated by this Agreement, Seller will deliver to Buyer good title to the Assets (except for Transferred Intellectual Property) and the Subsidiaries' Shares free and clear of any liens, claims, charges, security interests, options or other legal or equitable encumbrances, except for Permitted Liens and liens resulting from actions of Buyer.

          Section 3.2.  Capitalization; Structure.  The authorized and
                        -------------------------
outstanding capital stock and equity interests of each of the Subsidiaries consists of the following: (i) Ryder Move Management has 10,000 shares of common stock, without par value, authorized, all of which is issued and outstanding and (ii) the Phonebook Company has 100 shares of common stock, par value $10 per share, authorized, all of which is issued and outstanding. The authorized and outstanding stock and equity interests of each of the subsidiaries of Ryder Move Management consists of the following: (i) Ryder Relocation Services, Inc. has 7,500 shares of common stock, par value $1.00 per share, authorized, 1,000 shares of which are issued and outstanding and (ii) The Move Shop, Inc. has 7,500 shares of common stock, par value $1.00 per share, authorized, 1,000 of which are issued and outstanding. Except as disclosed in
Section 3.2 of the Seller Disclosure Schedule, all of the outstanding shares of capital stock or other equity interests of each of the Subsidiaries and the subsidiaries thereof have been validly issued and are fully paid and non-assessable and are owned by Seller and/or one or more of its subsidiaries free and clear of all material liens, claims, charges, security interests, options or other legal or equitable encumbrances. Except as disclosed in Section 3.2 of the Seller Disclosure Schedule, there are no outstanding options, warrants or other rights of any kind to acquire, or obligations to issue, shares of capital stock of any class of, or other equity interests in, any of the Subsidiaries.

          Section 3.3.  Financial Statements.  (a)  Attached as Section 3.3(a)
                        --------------------
of the Seller Disclosure Schedule are true and complete copies of (i) the unaudited combined balance sheet of the Business as at December 31, 1995, and unaudited combined statements of income of the Business for the fiscal years ended 1994 and 1995 (collectively, the "Unaudited Financial Statements") and
                                        ------------------------------
(ii) the unaudited combined balance sheet of the Business as at June 30, 1996, and the related unaudited combined statement of income for the six-month period ended June 30, 1996 (the "1996 Unaudited Financial Statements"). Within 7
                          -----------------------------------
Business Days after the date hereof, Seller shall deliver to Buyer the unaudited combined balance sheet of the Business as at December 31, 1994 (the "1994
                                                                     ----
Unaudited Balance Sheet" and, together with the Unaudited Financial Statements
-----------------------
and the 1996 Unaudited Financial Statements, the "Business Unaudited Financial
                                                  ----------------------------
Statements").  Except as set forth in Section 3.3(a) of the Seller Disclosure
----------

Schedule, the Business Unaudited Financial Statements (i) were prepared in accordance with the Accounting Standard, (ii) present fairly in all material respects the combined financial position and results of operations of the Business in accordance with the Accounting Standard, (iii) are complete, correct and in accordance with the books of account and records of the Business and (iv) reflect accurately all costs and expenses of the Business, allocating items not individually accounted for on the Business Unaudited Financial Statements consistent with past practice and in accordance with the Accounting Standard. Those Ryder policies and procedures comprising the Accounting Standard, and the applications of GAAP which they represent, will prevail in any matter concerning a Business Unaudited Financial Statement so long as they are consistent with GAAP.

          (b) At least 7 days prior to the Closing, Seller shall deliver to Buyer (i) the audited combined balance sheets of the Business as at December 31, 1994 and 1995, and audited combined statements of income and cash flows for the years then ended, together with the notes and schedules thereto (collectively, the "Audited Financial Statements") which shall include among other items a
     ----------------------------
statement of divisional equity for each of the years then ended, and (ii) the audited combined balance sheet of the Business as at June 30, 1996, and the related audited combined statements of income and cash flows for the six month period ending June 30, 1996, together with the notes and schedules thereto (the "1996 Audited Financial Statements", which shall include among other items a
 ---------------------------------
statement of divisional equity for the six months then ended. The Audited Financial Statements, together with the 1996 Audited Financial Statements, are referred to herein as the "Business Audited Financial Statements"). Each of the
                           -------------------------------------
Audited Financial Statements and the 1996 Audited Financial Statements shall be prepared in accordance with the Accounting Standard and shall be accompanied by a report of KPMG to the effect that such statements fairly present in all material respects the financial position and results of operation of the Business at and for the periods stated therein. Seller shall pay for the audit fee for the Business Audited Financial Statements.

          Except as set forth in Section 3.3(b) of the Seller Disclosure Schedule, each of the statements of cash flow in the Business Audited Financial Statements (i) were prepared in accordance with the Accounting Standard, (ii) present fairly in all material respects the combined cash flows of the Business in accordance with the Accounting Standard, and (iii) are complete, correct and in accordance with the books of account and records of the Business. Ryder's accounting policies and procedures comprising the Accounting Standard and the applications of GAAP which they represent, will prevail in any matter concerning a Business Audited Financial Statement so long as they are consistent with GAAP.

          (c) As promptly as practicable after the date hereof, Seller shall deliver to Buyer the unaudited combined statement of income of the Business for the month ended August 31, 1996.

          Section 3.4.  Properties; Leases.  (a)  Except as disclosed in Section
                        ------------------
3.4 of the Seller Disclosure Schedule and except for Permitted Liens, Seller or an entity controlled by Seller has good and marketable title to the Trucks and the other Assets (other than Intellectual Property and Phrases) free and clear of all Encumbrances, and holds by valid and existing lease or license each piece of real or personal property capitalized on or included in the 1996 Unaudited Financial Statements.

          (b) Neither the Seller nor any of the Subsidiaries owns any real property which relates to the Business. The Assigned Leases and the Shared Facilities Licenses constitute all real property in which the Seller or any of the Subsidiaries has a leasehold interest and which are used in connection with the Business. Except for any of the following that would not reasonably be expected to have a material adverse effect on the Business Condition, (i) to Seller's knowledge, neither the whole nor any portion of any property subject to the Assigned Leases has been condemned, requisitioned or otherwise taken by any public authority, and no notice of any such condemnation, requisition or taking has been received or is threatened; (ii) the Assigned Leases are (and as assigned to Buyer at the Closing, will be) in full force and effect (to Seller's knowledge) and are (and as assigned to Buyer at the Closing, will be) valid, binding and enforceable in accordance with their respective terms against Seller, and to Seller's knowledge, against the other parties thereto, except to the extent such enforcement may be limited by bankruptcy, insolvency, reorganization, moratorium or other laws relating to or affecting creditors' rights generally or by general equitable principles; (iii) no amount payable under any Assigned Lease is past due; (iv) Seller, and to Seller's knowledge each other party thereto, has complied with all material commitments and obligations on its part to be performed or observed under each Assigned Lease; and (v) Seller has not received any notice of a default (which has not been cured), offset or counterclaim under any Assigned Lease, or to Seller's knowledge any other communication calling upon Seller to comply with any provision of any Assigned Lease or asserting non-compliance (which has not been cured), and to Seller's knowledge, no event or condition has happened or presently exists which constitutes a default or, after notice or lapse of time or both, would constitute a default under any Assigned Lease.

          Seller has not mortgaged, pledged or otherwise encumbered its interest in any premises covered by the Assigned Leases, nor has it assigned its interest under any

Assigned Lease or sublet all or any portion of any real property which it leases nor has it granted to any Person any rights to any of the premises covered by any Assigned Lease or in and to any Assigned Lease, other than the right of any dealer to occupy any part of the premises covered by the Assigned Leases for the purpose of operating a store for the Business. Section 3.4 of the Seller Disclosure Schedule sets forth a complete and correct list of all Assigned Leases. Except as set forth in Section 3.4 of the Seller Disclosure Schedule, Seller has (x) delivered to Buyer or its representatives true and complete originals or copies of all Assigned Leases and (y) a valid leasehold interest in the Assigned Leases.

          Section 3.5.  Personal Property.  Other than Intellectual Property,
                        -----------------
Section 3.5 of the Seller Disclosure Schedule includes each item of Personal Property as of July 31, 1996 having an original purchase cost or aggregate lease cost exceeding $25,000.

          Section 3.6.  Litigation; Orders.  Except as set forth in Section 3.6
                        ------------------
of the Seller Disclosure Schedule, as of the date hereof there are no lawsuits, actions, administrative or arbitration or other proceedings pending with respect to this Agreement and the transactions contemplated hereby. Section 3.6 of the Seller Disclosure Schedule sets forth a summary as of July 25, 1996 (i) all lawsuits, actions, administrative or arbitration or other proceedings or governmental investigations pending or, to Seller's knowledge, threatened against Seller or any of the Subsidiaries or any of their respective officers, directors, employees, or Affiliates involving, affecting or relating to the Business, the Assets or the transactions contemplated by this Agreement, and
(ii) to Seller's knowledge, all lawsuits, actions, administrative or arbitration or other proceedings against any agent of Seller or any of the Subsidiaries arising from the Business; provided that, Seller may update Section 3.6 of the Seller Disclosure Schedule to disclose any lawsuits, actions, administrative or arbitration or other proceedings or governmental investigations that were pending or threatened as of July 25, 1996 of which Seller becomes aware after the date hereof, which are similar to the types initially disclosed in Section
3.6 of the Seller Disclosure Schedule or which occur in the ordinary course of the Business. Except as disclosed in Section 3.6 of the Seller Disclosure Schedule, as of the date hereof, there are no judgments or outstanding orders, injunctions, decrees, stipulations or awards (whether rendered by a court or administrative agency, or by arbitration) against Seller or any of its properties or businesses that would reasonably be expected to, individually or in the aggregate, have a material adverse effect on the Business Condition or that would have a material adverse effect on Seller's ability to consummate the Asset and Stock Purchase.

          Section 3.7.  Transferred Intellectual Property.  Except for any of
                        ---------------------------------
the following that would not reasonably be expected to have a material adverse effect on the Business Condition, and except as set forth on Section 3.7 of the Seller Disclosure Schedule, with respect to the Transferred Intellectual Property and the Licensed Software:

          (a) Seller is the owner of the Transferred Intellectual Property and the Licensed Software free and clear of any Liens or rights of other persons or has the right to use the same in the conduct of the Business;

          (b) to Seller's knowledge no proceedings have been instituted, are pending or are threatened which challenge any rights in respect of validity of the Transferred Intellectual Property or the Licensed Software;

          (c) to Seller's knowledge none of the Transferred Intellectual Property or the Licensed Software infringes upon or otherwise violates the rights of others or is being infringed upon by others, and none is subject to any outstanding order, decree, judgment, stipulation or charge;

          (d) no licenses, sublicenses or agreements granting rights in any of the Transferred Intellectual Property or the Licensed Software have been granted or entered into by Seller, which in each case remain in effect, or will be granted or entered into by Seller other than to Buyer or its designee; and

          (e) Seller has not received any notice of interference or infringement of any of the Transferred Intellectual Property or the Licensed Software.

Neither Seller nor any of the Subsidiaries is obligated to pay any royalties or make similar payments in respect of the Transferred Intellectual Property or the Licensed Software.

          Section 3.8.  Licenses, Approvals, Other Authorizations, Consents,
                        ----------------------------------------------------
Reports, etc.  (a)  Section 3.8(a) of the Seller Disclosure Schedule includes
-------------
all material licenses, permits, franchises and other authorizations of any Government Authority possessed by or granted to Seller or any of the Subsidiaries in connection with the Business (the "Licenses"). Except as
                                                   --------
disclosed in Section 3.8(a) of the Seller Disclosure Schedule, all such Licenses have been validly obtained and are in full force and effect except for those whose failure to be in full force and effect would not reasonably be expected to, individually or in the aggregate, have a material adverse effect on the Business Condition. As of the date hereof, except as disclosed in Section 3.8(a) of the Seller Disclosure Schedule, no proceeding is pending or, to Seller's knowledge, threatened seeking the revocation or limitation of any such License that, individually or in the aggregate, would reasonably be expected to have a material adverse effect on the Business Condition. The Business is presently being conducted in a manner that does not violate in any material respect any of the terms or conditions under which any License was granted.

          (b) Section 3.8(b) of the Seller Disclosure Schedule lists all registrations, filings, applications, notices, consents, approvals, orders, qualifications and waivers required to be made, filed, given or obtained by Seller or any of the Subsidiaries with, to or from any Person in order to consummate the Asset and Stock Purchase ("Approvals") except for those (i) that
                                          ---------
become applicable solely as a result of the specific regulatory status of Buyer or its Affiliates, or (ii) the failure to make, file, give or obtain which would not, individually or in the aggregate, either have a material adverse effect on the Business Condition or have a material adverse effect on Seller's ability to consummate the Asset and Stock Purchase.

          Section 3.9.  Labor Matters.  Section 3.9 of the Seller Disclosure
                        -------------
Schedule lists, as of the date hereof, all collective bargaining agreements with labor unions or associations representing employees of the Division or any of the Subsidiaries. Except as set forth in Section 3.9 of the Seller Disclosure Schedule, since September 30, 1994 there has been no material work stoppage against the Division or any of the Subsidiaries by any Business Employees nor, to Seller's knowledge, is any such stoppage threatened. Neither the Division nor any of the Subsidiaries has been involved in or, to Seller's knowledge, threatened with any collective bargaining dispute, arbitration, lawsuit or administrative proceeding relating to a collective bargaining matter involving the employees of the Division or any of the Subsidiaries (excluding routine workers' compensation claims) that would reasonably be expected to have a material adverse effect on the Business Condition.

          Section 3.10.  Employee Benefit Plans.  (a)  True, correct and
                         ----------------------
complete copies of the following documents with respect to each of the Business Employee Benefit Plans, to the extent applicable, have been delivered to Buyer by Seller: (i) the plan and its related trust document or other funding arrangement, including all amendments thereto, (ii) summary plan descriptions,
(iii) the most recent Forms 5500 filed with the IRS, including all schedules and actuarial reports, (iv) material written communications to employees and (v) insurance contracts. Seller does not have any formal plan or commitment which is legally binding to create any additional plan or modify or change any Business Employee Benefit Plan, other than changes to comply with applicable law, that would affect any Business Employee.

          (b) None of Seller or any ERISA Affiliate of Seller has incurred any liability due to the withdrawal of any Business Employee in a complete or partial withdrawal from any plan described in Section 3(37) of ERISA (a "Multiemployer Plan") prior
                                                      ------------------
to the date hereof, nor have any of them incurred any liability involving the Business Employees due to the termination or reorganization of a Multiemployer Plan, in either case which remains unsatisfied as of the date hereof. Buyer will not have with respect to the Business or any Business Employee or Transferred Employee, immediately following the Closing, any obligation to make any contribution to any Multiemployer Plan, or any withdrawal liability from any Multiemployer Plan, under Section 4201 of ERISA.

          (c)  The Business Employee Benefit Plans intended to qualify under
Section 401 of the Code are so qualified, and the trusts maintained pursuant thereto are exempt from federal income taxation under Section 501 of the Code.

          (d) All contributions (including all employer contributions and employee salary reduction contributions) required to have been made with respect to the Business Employees under any of the Business Employee Benefit Plans (without regard to any waivers granted under Section 412 of the Code) to any funds or trust established thereunder or in connection therewith have been made by the date thereof (including any valid extension), and all such contributions for any period ending on or before the Closing Date which are not yet due will have been paid or accrued on or prior to the Closing Date. No accumulated funding deficiencies exist in any of the Business Employee Benefit Plans subject to Section 412 of the Code.

          (e) Except for insurance premiums, neither the Seller nor any ERISA Affiliate thereof has or reasonably expects to incur any material liability with respect to the Ryder System, Inc. Retirement Plan prior to the Closing Date to the PBGC, or any trustee appointed under Section 4042 of ERISA. Neither Seller nor any ERISA Affiliate thereof has been involved in any transaction that could reasonably result in Seller or any such ERISA Affiliate being subject to any material liability with respect to the Ryder System, Inc. Retirement Plan under
Section 4069 of ERISA.

          (f) Section 3.10(f) of the Seller Disclosure Schedule lists the number of employees terminated from each site of employment of the Business in the 90-day period ending on the date hereof, and the date of each such termination, with respect to each such termination which would be required to be taken into account in determining whether a "plant closing" or "mass layoff" subject to the Worker Adjustment and Retraining Notification Act ("WARN") could occur based on subsequent terminations; provided, that this sentence shall not apply with respect to any site of employment at which sufficient employees have not been employed at any time in such 90-day period for terminations of employment at such site to be subject to WARN.

          (g)  Seller is in substantial compliance with the requirements of
Section 601 et seq. of ERISA, commonly known as "COBRA", with respect to the
            ------
Business Employees.

          Section 3.11.  Compliance with Laws; Environmental Matters.  (a)
                         -------------------------------------------
Except for such non-compliance as would not, individually or in the aggregate, have a material adverse effect on the Business Condition and, except as disclosed to Buyer by Seller prior to the date hereof, the conduct of the Business complies in all material respects with all statutes, laws, regulations, ordinances, rules, judgments, orders or decrees applicable thereto, except for violations or failures so to comply, if any, that are consistent with the relevant industry standard. No action or proceeding relating to any such statutes, laws, regulations, ordinances, rules, judgments, orders or decrees is pending or, to the knowledge of Seller, threatened, except for such actions and proceedings as would not, individually or in the aggregate, have a material adverse effect on the Business Condition.

          (b) Section 3.11 of the Seller Disclosure Schedule sets forth information as to any violation or alleged violation, with respect to any real property leased by the Business, of any existing federal, state, local or foreign law or regulation (or order, permit, plan or compliance schedule) pertaining to environmental protection, including without limitation the discharge or disposal of air or water pollutants, poisoned waste wells, or the storage, treatment or disposal of solid or hazardous or toxic substances (collectively, "Environmental Law") of which the Business has received notice which would have a material adverse effect on the Business Condition. Except as disclosed in Section 3.11 of the Seller Disclosure Schedule, the Business is not currently, and to Seller's knowledge has not been, in material violation of any such Environmental Law, and, except as set forth in Section 3.11 of the Seller Disclosure Schedule, the Business is not currently required to incur any material expenditures for purposes of compliance therewith, except for such violations, expenditures, or non-compliance, as would not, individually or in the aggregate, have a material adverse effect on the Business Condition. Seller has furnished Buyer with copies of all internally prepared or commissioned environmental studies, assessments or reports in Seller's possession or control which are specific to the property which is subject to the Assigned Leases.

          (c) Except as disclosed in Section 3.11 of the Seller Disclosure Schedule, to Seller's knowledge, there are no underground storage tanks or above ground storage tanks located at any real property subject to the Assigned Leases, nor has Seller used any such property or permitted any such property to be used for the maintenance and servicing of vehicles.

          (d) Except as disclosed in Section 3.11 of the Seller Disclosure Schedule, to Seller's knowledge, no asbestos or asbestos containing material is present at any real property subject to the Assigned Leases.

          (e) Except as disclosed in Section 3.11 of Seller's Disclosure Schedule, to Seller's knowledge, no hazardous substance, pollutant or contaminant, as defined in any Environmental Law, and no oil, as defined in the Oil Pollution Act of 1990, 33 U.S.C. (S)2730, was released at any real property subject to the Assigned Leases at any time when Seller used or occupied such Property except for such presence which would not now or with the passage of time require any remediation, removal, corrective action, investigation or monitoring under any Environmental Law.

          Section 3.12.  Insurance; Protection Products.  (a)  Section 3.12(a)
                         ------------------------------
of the Seller Disclosure Schedule lists insurance policies owned or held by Seller or any Subsidiary on the date hereof, which may cover the Business or any of the Assets. As of the date hereof, all such policies are in full force and effect, all premiums with respect thereto covering all periods up to and including the date hereof have been paid to the extent due, and no notice of cancellation or termination has been received with respect to any such policy. The insurance maintained by the Seller and the Subsidiaries in connection with the Business is adequate in accordance with industry standards and applicable governmental regulations.

          (b) Section 3.12(b) of the Seller Disclosure Schedule lists all protection products offered as of the date hereof by the Division in connection with the rental of Trucks by the Division.

          Section 3.13.  Contracts.  Section 3.13 of the Seller Disclosure
                         ---------
Schedule sets forth a complete and correct list of all Contracts, other than those Contracts that either (i) are terminable within 100 days without penalty or (ii) do not require certain future payment of an aggregate amount during the term thereof which is more than $100,000; provided that, if after the date hereof Seller becomes aware of a Contract that was not, but should have been, set forth in Section 3.13 of the Seller Disclosure Schedule, Seller may add such Contract thereto, provided however, Buyer shall have no obligation to accept assignment of any such Contract. Except as set forth in Section 3.13 of the Seller Disclosure Schedule, no Contract contains any provision which creates, or purports to create, or subjects Seller or any of its Affiliates to, any restriction on any business activity that may be conducted by Seller or any of its Affiliates through non-competes, exclusive dealing ar-
rangements or minimum or "requirements" purchase arrangements (collectively, the "Restrictive Provisions"), other than any Contract to which subclause (i) of the
 ----------------------
first sentence of this Section 3.13 pertains if the Restrictive Provision does not survive the term thereof, and other than contracts disclosed in Section 3.13 of the Seller Disclosure Schedule. Seller has delivered to the Buyer or its representatives true and complete originals or copies of all written Contracts set forth in Section 3.13 of the Seller Disclosure Schedule. Except as disclosed in Section 3.13 of the Seller Disclosure Schedule, such Contracts are valid and binding and enforceable against Seller, and to Seller's knowledge against the other parties thereto, except to the extent such enforcement may be limited by bankruptcy, insolvency, reorganization, moratorium or other laws relating to or affecting creditor's rights generally or by general equitable principles and Seller is not, and to Seller's knowledge the other parties thereto are not, as of the date hereof, in material breach thereof or material default thereunder and there does not exist under any provision thereof, to Seller's knowledge, as of the date hereof, any event that, with the giving of notice or the lapse of time or both, would constitute such a breach or default, except for such failures to be valid and binding and such breaches, defaults and events as to which requisite waivers or consents have been or are obtained or which would not, individually or in the aggregate, have a material adverse effect on the Business Condition.

          Section 3.14.  Undisclosed Liabilities.  Except (a) as disclosed in
                         -----------------------
the Seller Disclosure Schedule, (b) for Retained Liabilities, (c) as reflected, reserved against or otherwise disclosed in the 1996 Audited Financial Statements (including the notes thereto) at June 30, 1996, and (d) as incurred or accrued in the ordinary course of business, consistent with past practice, subsequent to June 30, 1996 and prior to the Closing Date, the Business does not have any liabilities or obligations that (i) would be required to be reflected on a combined statement of net assets (or required to be disclosed in the notes thereto) prepared in accordance with the Accounting Standard, and (ii) would have a material adverse effect on the Business Condition. Ryder's policies and procedures comprising the Accounting Standard, and the applications of GAAP which they represent, will prevail so long as they are consistent with GAAP.

          Section 3.15.  Brokers, Finders, etc.  Seller has not employed any
                         ----------------------
broker, finder, consultant or other intermediary in connection with the Asset and Stock Purchase who would have a valid claim for a fee or commission from Buyer in connection with such transactions.

          Section 3.16.  Absence of Certain Changes or Events.  Except as set
                         ------------------------------------
forth in Section 3.16 of the Seller Disclosure Schedule, since June 30, 1996 (i) there has not been any material adverse change in the business, assets, financial condition, or results of operations of the Business, taking into account the seasonality of the Business; and (ii) the Seller and its Subsidiaries have operated the Business in the ordinary course of business consistent with past practices.

          Section 3.17.  Operation of the Business; Sufficiency of Assets.
                         ------------------------------------------------
Except as set forth in Section 3.17 of the Seller Disclosure Schedule, the Seller during the 24 months prior to the date hereof has conducted the Business only through the Division and the Subsidiaries and not through any other divisions or direct or indirect subsidiaries or Affiliates of the Seller, and no part of the Business is operated by the Seller through any Person other than the Seller and the Subsidiaries and the Dealers. The Assets, together with the services and arrangements to be entered into pursuant to the Ryder Dealer Agreement, the Used Truck Sales Agreement, the Administrative Services Agreement, the Maintenance Agreement, the MIS Support Agreement, Trademark License Agreement, Copyright License Agreement, Patent License Agreement, the Office Sublease Agreement, the Shared Facility Licenses, the Assigned Contracts and the Assigned Leases, are sufficient for the operation of the Business as it is currently being conducted in all material respects; provided however that nothing in this sentence shall constitute a representation as to the sufficiency of any intellectual property (except software) or the effect on the Business of any Purchasing Arrangement not being available to the Buyer.

          The patents assigned to Buyer pursuant to the Patent Assignment are all patents which (a) Seller or any of its Affiliates owns or has a license to use, (b) which Seller uses in the Business and (c) in each case whose use is material to the Business.

          The trademarks licensed under the Trademark License Agreement and the trademarks assigned to Buyer pursuant to the Trademark Assignment constitute all registered Trademarks which (a) Seller or any of its Affiliates owns, (b) Seller uses in the Business and (c) in each case whose use is material to the Business, other than any trademark which is or includes "Ryder".

          The copyrights licensed to Buyer under the Copyright License Agreement constitute all of the copyrights for printed promotional materials which (a) Seller or any of its Affiliates uses in the Business and (b) in each case whose use is material to the Business.


          Section 3.18.  Customers, Suppliers and Dealers.  Section 3.18 of the
                         --------------------------------
Seller Disclosure Schedule includes complete and correct lists of (a) all customers of the Business who have made aggregate purchases in excess of 1% of aggregate total Division revenue in 1995, setting forth the aggregate dollar volume of purchases with respect to such fiscal year, (b) all suppliers from whom the Business purchased in excess of $1,000,000 of its equipment or supplies in 1995, setting forth the aggregate dollar volume of purchases (broken down by principal categories) by the Business from such suppliers for such fiscal year and (c) the top ten Dealers setting forth the aggregate dollar volume of sales made during such fiscal years. Except as set forth in Section 3.18 of the Seller Disclosure Schedule, as of the date hereof, none of such customers, suppliers or dealers has since December 31, 1995 terminated or changed significantly, or, to Seller's knowledge without inquiry, intends to terminate or change significantly, its relationship with the Business.

          Section 3.19.  Transfer of Assets.  Except as set forth in Section
                         ------------------
3.19 of the Seller Disclosure Schedule, Seller has not (i) since June 30, 1996 transferred any assets of the Division to any other division, or Affiliate, of Seller, which assets would be Personal Property, Trucks, or Towing Equipment if not so transferred or (ii) entered into, or established, any contract or arrangement with any other such division or such Affiliate which restricts the transfer, or usage, of any Assets.

          Section 3.20.  Schedules and Exhibits.  Disclosure of any fact or item
                         ----------------------
in any Schedule or Exhibit hereto referenced by a particular paragraph or section in this Agreement shall, if it is reasonably apparent that the fact or item or its content is applicable to any other paragraph or section, be deemed to be disclosed with respect to that other paragraph or section whether or not an explicit cross-reference appears.

          SECTION 3.21.  NO IMPLIED REPRESENTATION.  SUBJECT TO THE PROVISIONS
                         -------------------------
OF ARTICLE II, IT IS THE EXPLICIT INTENT OF EACH PARTY HERETO THAT SELLER IS MAKING NO REPRESENTATION OR WARRANTY WHATSOEVER, EXPRESS OR IMPLIED, BEYOND THOSE EXPRESSLY GIVEN IN THIS AGREEMENT, INCLUDING, BUT NOT LIMITED TO, ANY IMPLIED WARRANTY OR REPRESENTATION AS TO CONDITION, MERCHANTABILITY, SUITABILITY OR FITNESS FOR A PARTICULAR PURPOSE AS TO ANY OF THE ASSETS AND IT IS UNDERSTOOD THAT, EXCEPT FOR THOSE REPRESENTATIONS AND WARRANTIES EXPRESSLY GIVEN, AND LIABILITIES ALLOCATED AS RETAINED LIABILITIES, IN THIS AGREEMENT, BUYER TAKES ALL ASSETS ON AN "AS IS" AND "WHERE IS" BASIS. IT IS UNDERSTOOD THAT ANY COST ESTIMATES, PROJECTIONS OR OTHER PREDICTIONS CONTAINED OR REFERRED TO IN THE SCHEDULES HERETO AND ANY COST ESTIMATES, PROJECTIONS OR PREDICTIONS OR ANY OTHER INFORMATION CONTAINED OR REFERRED TO IN OTHER MATERIALS THAT HAVE BEEN OR SHALL HEREAFTER BE PROVIDED TO BUYER OR ANY OF ITS AFFILIATES, AGENTS OR REPRESENTATIVES ARE NOT AND SHALL NOT BE DEEMED TO BE REPRESENTATIONS OR WARRANTIES OF SELLER.

          Section 3.22.  Construction of Certain Provisions.  It is understood
                         ----------------------------------
and agreed that neither the specification of any dollar amount in the representations and warranties contained in this Agreement nor the inclusion of any specific item in the schedules, the Seller Disclosure Schedule or the Exhibits is intended to imply that such amounts or higher or lower amounts, or the items so included or other items, are or are not material, and neither party shall use the fact of the setting of such amounts or the fact of the inclusion of any such item in the Schedules or Exhibits in any dispute or controversy between the parties as to whether any obligation, item or matter is or is not material for purposes hereof.

          Section 3.23.  Quantity and Maintenance of Trucks.  As of June 30,
                         ----------------------------------
1996, Seller owned at least 33,000 Trucks. Since such date, Seller has maintained the Trucks in accordance with its ordinary course of business consistent with past practice, unless and until sold to third parties in the ordinary course of business.

          Section 3.24.  Knowledge Regarding Representations.  Seller does not
                         -----------------------------------
know of any inaccuracy or misstatement in, or material breach of, any representation or warranty of Buyer contained herein.

          4.
                                   ARTICLE IV
                                   ----------

                    Representations and Warranties of Buyer
                    ---------------------------------------

               Buyer hereby represents and warrants to Seller as follows:

          Section 4.1.  Incorporation; Authorization; etc.  Buyer is a
                        ----------------------------------
corporation duly incorporated, validly existing and in good standing under the laws of its jurisdiction of incorporation. Buyer has full corporate power to execute and deliver this Agreement, to perform its obligations hereunder and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement, the performance of Buyer's obligations hereunder and the consummation of the transactions contemplated hereby by Buyer have been duly and validly authorized by the board of directors of Buyer and no other corporate proceedings on the part of Buyer, its board of directors or stockholders are necessary therefor. The execution, delivery and performance of this Agreement and the other agreements and instruments delivered by Buyer pursuant to this Agreement will not (i) violate any provision of the charter or by-laws or similar organizational instrument of Buyer, (ii) violate any provision of, or be an event that is (or with the passage of time will result in) a violation of, or result in the acceleration of or entitle any party to accelerate (whether after the giving of notice or lapse of time or both) any obligation under, or result in the imposition of any lien upon or the creation of a security interest in any of Buyer's assets or properties pursuant to, any mortgage, lien, lease, agreement, instrument, order, arbitration award, judgment, injunction or decree to which Buyer is a party or by which Buyer is bound, or (iii) violate or conflict with any statute, rule or regulation applicable to Buyer, or any of its properties or assets or any other material restriction of any kind or character to which Buyer is subject, that, in the case of clauses (ii) and (iii), would, individually or in the aggregate, have a material adverse effect on the assets or financial condition of Buyer or would have a material adverse effect on Buyer's ability to consummate the Asset and Stock Purchase. This Agreement and the other agreements and instruments delivered by Buyer pursuant to this Agreement have been duly executed and delivered by Buyer, and, assuming the due execution hereof by Seller, this Agreement and the other agreements and instruments delivered by Buyer pursuant to this Agreement constitute the legal, valid and binding obligation of Buyer, enforceable against Buyer in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium or other laws relating to or affecting the rights and remedies of creditors generally and to general principles of equity (regardless of whether in equity or at law).

          Section 4.2.  Brokers, Finders, etc.  Buyer has not employed, and is
                        ----------------------
not subject to the valid claim of, any broker, finder, consultant or other intermediary in connection with the transactions contemplated hereby who would have a valid claim for a fee or commission from Seller in connection with such transactions.

          Section 4.3.  Licenses, Approvals, Other Authorizations, Consents,
                        ----------------------------------------------------
Reports, etc.  Schedule 4.3 contains a list of all registrations, filings,
-------------
applications, notices, consents, approvals, orders, qualifications or waivers required to be made, filed, given or obtained by Buyer with, to or from any Person in connection with the consummation of the Asset and Stock Purchase except for those (i) that become applicable solely as a result of the specific regulatory status of Seller or (ii) the failure to make, file, give or obtain which would not, individually or in the aggregate, either have a material adverse effect on the assets or financial condition of Buyer or have a material adverse effect on Buyer's ability to consummate the Asset and Stock Purchase.

          Section 4.4.  Opportunity to Investigate.  Buyer has such knowledge
                        --------------------------
and experience in financial and business matters that it is capable of evaluating the merits and risks of its purchase of the Business and the Assets. Buyer confirms that Seller has made available to Buyer the opportunity to ask questions of the officers and management of Seller and to acquire information about the business and financial condition of the Business.

          Section 4.5.  Financial Capability.  Buyer has delivered to Seller
                        --------------------
complete and correct copies of (i) a commitment letter addressed to Buyer from each of The Chase Manhattan Bank ("Chase") and Citicorp, U.S.A., Inc. (together
                                   -----
with Chase, the "Banks") for the aggregate amount of up to  $500 million in
                 -----
senior bank financing and a commitment letter addressed to Buyer from Chase and one of its Affiliates for $100 million in senior subordinated financing (the financings to be provided pursuant to commitments delivered pursuant to this subclause (i) being referred to herein as, the "Bank Financing"), (ii) a
                                                --------------
commitment letter addressed to Seller from Questor Partners Fund, L.P.

("Questor") and Madison Dearborn Capital Partners, L.P. ("Madison" and, together
  -------                                                 -------
with Questor and any other equity investors, the "Funds") for up to $125 million
                                                  -----
of equity financing (the "Equity Financing Commitment" and together with the
                          ---------------------------
Bank Financing Commitments, the "Financing Commitments").  Buyer, based on
                                 ---------------------
conditions that are now prevailing and that have been brought to Buyer's attention, knows of no circumstance or condition that it expects will prevent the availability at the Closing of the requisite financing to consummate the transactions contemplated by this Agreement on the terms set forth herein, as provided in the Financing Commitments. The equity contributed to Buyer by the Funds at Closing will be not less than $125 million (except as permitted by the Banks).

          Section 4.6.  No Outside Reliance.  Buyer has not relied and is not
                        -------------------
relying upon any statement or representation not made in this Agreement, the schedules, the exhibits, the Seller Disclosure Schedule, the Trademark License Agreement, Software License Agreement, Maintenance Agreement, Administrative Services Agreement, Copyright License Agreement, Used Truck Sales Agreement, Ryder Dealer Agreement, MIS Support Agreement, Office Sublease Agreement, Patent License Agreement, Vehicle Nominee Title Agreement or any Shared Facility License or any certificate to be delivered to Buyer at the Closing.

          Section 4.7.  Knowledge Regarding Representations.  Buyer does not
                        -----------------------------------
know of any inaccuracy or misstatement in, or material breach of, any representation or warranty of Seller contained herein.

          5.
                                   ARTICLE V
                                   ---------

                         Covenants of Seller and Buyer
                         -----------------------------

          Section 5.1.  Investigation of Business.  After the date hereof,
                        -------------------------
Seller shall, and shall cause the Sub-
sidiaries to, afford to representatives (including Buyer's financing sources for the transactions contemplated by this Agreement) of Buyer reasonable access to their respective offices, properties, books, records and the Trucks during normal business hours, in order that Buyer may have full opportunity to make such investigations as it desires of the affairs of the Business; provided,
                                                                  --------
however, that such investigation shall be upon reasonable notice and shall not
-------
unreasonably disrupt the personnel and operations of Seller or the Subsidiaries or the Business and such investigation shall not include access to any item relating to the business of the Seller or the Subsidiaries other than the Business. All requests for access to the offices, plants, properties, books, records and Trucks relating to the Business shall be made to such representatives of Seller as Seller shall designate, who shall be solely responsible for coordinating all such requests and all access permitted hereunder.

          It is further understood and agreed that neither Buyer nor its representatives shall contact any of the employees, customers, bankers, contractors, suppliers, joint venture partners, dealers, or Affiliates of Seller, in connection with the transactions contemplated hereby, whether in person or by telephone, mail or other means of communication, without the specific prior authorization of such representatives of Seller as Seller may designate. If, as of the date hereof or at any time hereafter Buyer or Seller learns of or discovers any material breach of the other party of any representation or warranty contained in this Agreement or any circumstance or condition that upon Closing would constitute such a breach, such party covenants that it will promptly so inform the other party in writing.

          Section 5.2.  Efforts; Obtaining Consents; Antitrust Laws.  (a)
                        -------------------------------------------
Subject to the terms and conditions herein provided, Seller and Buyer each agree to use all reasonable efforts to take, or cause to be taken, all actions and to do, or cause to be done, all things necessary, proper or advisable to consummate and make effective as promptly as practicable, the transactions contemplated hereby, and to cooperate with the other in connection with the foregoing, including using all reasonable efforts (i) to obtain all necessary waivers, consents and approvals from other parties to the Assigned Leases and other agreements described in Section 9.6 below and, at the request of Buyer (but not requiring payment, other than de minimus processing fees, for waivers, consents or approvals), any other Contract, (ii) to obtain all consents, approvals and authorizations that are required to be obtained under any federal, state, local or foreign law or regulation, (iii) to lift or rescind any injunction or restraining order or other order adversely affecting the ability of the parties hereto to consummate the transactions contemplated hereby, (iv) to effect all necessary registrations and filings including, but not limited to, filings under the HSR Act and submissions of information requested by any Government Authority, and (v) to fulfill all conditions to this Agreement; provided that obtaining any such consent (other than with respect to the Assigned Leases, software agreements and contracts listed in Schedules 9.6(a) and (b) hereto) shall not be a condition to Closing. Seller and Buyer further covenant and agree, with respect to any threatened or pending preliminary or permanent injunction or other order, decree or ruling or statute, rule, regulation or executive order that would adversely affect the ability of the parties hereto to consummate the transactions contemplated hereby, to respectively use all reasonable efforts to prevent the entry, enactment or promulgation thereof, as the case may be.

          In furtherance and not in limitation of the foregoing, Buyer shall use all reasonable efforts to resolve such objections, if any, as may be asserted with respect to the transactions contemplated hereby under any Antitrust Law.

          (b) Each party hereto shall promptly inform the other of any material communication from the Federal Trade Commission, the United States Department of Justice or any other Government Authority regarding any of the transactions contemplated hereby. If either party or any Affiliate thereof receives a request for additional information or documentary material from any such Government Authority with respect to the transactions contemplated hereby, then such party will endeavor in good faith to make, or cause to be made, as soon as reasonably practicable and after consultation with the other party, an appropriate response in compliance with such request. Buyer will advise Seller promptly in respect of any understandings, undertakings or agreements (oral or written) which Buyer proposes to make or enter into with the Federal Trade Commission, the United States Department of Justice or any other Government Authority in connection with the transactions contemplated hereby.

          Section 5.3.  Further Assurances.  Seller and Buyer agree that, from
                        ------------------
time to time, whether before, at or after the Closing Date, each of them will, and will cause their respective Affiliates to, execute and deliver such further assignments, bills of sale, certificates of title and other instruments of conveyance and transfer and take such other action as may be necessary to carry out the purposes and intents hereof or as may be reasonably required for assigning, transferring, granting, conveying and confirming to Buyer or its successors and assigns any or all of the Assets.

          Section 5.4.  Conduct of Business.  From the date hereof to the
                        -------------------
Closing, except as disclosed in Section 5.4 of the Seller Disclosure Schedule or otherwise provided for in, or contemplated by, this Agreement, and, except with the written consent of Buyer, which consent (other than with respect to subclause (c) of this Section 5.4) shall not be unreasonably withheld, Seller covenants and agrees (in each case with respect to the Business) that it shall not, and shall cause the Subsidiaries not to:

          (a) make any material change in the conduct of the Business or enter into any material transaction other than in the ordinary course of business consistent with past practice;

          (b) except in the ordinary course of business consistent with past practice, make any material loans, advances or capital contributions to or investments in, any Person (except for customary loans or advances to employees);

          (c) except in the ordinary course of business consistent with past practice, or as required by law or contractual obligations or other understandings or arrangements existing on the date hereof, (i) increase in any manner the base compensation of, or enter into any new bonus or incentive agreement or arrangement with, any Listed Employees, (ii) pay or agree to pay any pension, retirement allowance or similar employee benefit to any Listed Employee, (iii) enter into any new employment, severance, consulting, or other compensation agreement with any Listed Employee, or (iv) commit the Business or Seller or any part thereof to any additional pension, profit-sharing, deferred compensation, group insurance, severance pay, retirement or other employee benefit plan, fund or similar arrangement or amend or commit itself to amend any of such plans, funds or similar arrangements in existence on the date hereof with respect to any Listed Employee; provided, however, that the provisions set forth in this Section 5.4(c) shall not apply to any person who is not a Transferred Employee or to any of the Stay-on Arrangements;

          (d) except in the ordinary course of business consistent with past practice, or as required by law or contractual obligations existing on the date hereof, (i) sell, transfer or otherwise dispose of any of Assets, (ii) enter into any joint venture or partnership or (iii) purchase any assets or securities of any Person;

          (e) subject any of the Assets to any lien, pledge, security interest or other encumbrance (a "Lien"), or suffer such to exist, other than a Permitted
                         ----
Lien;

          (f) make or commit to make any capital expenditure with respect to the Business in excess of the remaining balance of the planned capital expenditures under the Business's 1996 capital expenditure budget;

          (g) fail to keep in full force and effect insurance (including casualty and public liability policies) comparable in amount, scope and coverage maintained in respect of the Business as of the date hereof;

          (h) knowingly take any action that would cause any of the representations and warranties made by Seller in this Agreement not to remain true and correct;

          (i) make any change in any method of accounting or accounting principle, method, estimate or practice except for any such change required by reason of a concurrent change in GAAP which Seller has disclosed to Buyer;

          (j) modify, amend in any material respect or terminate any Contract listed in Section 3.13 of the Seller Disclosure Schedule, or make or enter into any new Contract, bid or expenditure with respect to the Business where such Contract, bid or expenditure is for (A) a Contract which at execution requires committed, certain future payments by the Business in excess of $100,000 in the aggregate or (B) a Contract which is not terminable within 100 days;

               (k) make, enter into, modify or amend in any material respect any Assigned Leases;

          (l) settle, release or forgive any claim or litigation or waive any right thereto which relates to the Assets (other than any claim or litigation which is a Retained Liability); or

          (m) agree to take any action prohibited by this Section.

          Notwithstanding the provisions of this Section, nothing in this Agreement shall be construed or interpreted to prevent the Business from (i) paying or making regular or special dividends or other distributions consisting of cash or marketable securities or any combination thereof, (ii) making or accepting inter- or intra-company advances to or from Seller or any Affiliate of Seller on an unsecured basis, or (iii) engaging in any transaction incident to the normal cash management procedures of Ryder System, Seller or the Business, including short-term investments in bank deposits, money market instruments, time deposits, certificates of deposit and bankers' acceptances and borrowings on an unsecured basis for working capital purposes and purposes of providing additional funds to the Business in the ordinary course of business.

          Section 5.5.  Preservation of Business.  Subject to the terms and
                        ------------------------
conditions hereof, Seller shall, and shall cause the Subsidiaries to:

          (a) use reasonable efforts to preserve the business of the Business intact, to keep available to the Business the services of the employees and dealers of the Business and to preserve the good will of customers and others having business relations with the Business;

          (b) continue to maintain, in all material respects, the Assets in accordance with present practice in a condition suitable for their current use;

          (c) file, when due or required, national, state and other Tax Returns required to be filed and pay when due all Taxes, unless the validity thereof is contested in good faith and by appropriate proceedings diligently conducted;

          (d) maintain all files and records with respect to the Business in the ordinary course consistent with past practice;

          (e) notify Buyer promptly following the date of any notice or other communication received from any Governmental Authority in connection with the transactions contemplated by this Agreement and the other agreements entered into by Seller in connection with the transactions contemplated by this Agreement; and

          (f) consult with Buyer regarding, and afford Buyer the opportunity to participate in, negotiations of the 1997 Vehicle Trade and Body Package which occur after the date hereof.

          Section 5.6.  Public Announcements.  From the date hereof until the
                        --------------------
Closing Date, Seller and Buyer will consult with each other before issuing, or permitting any agent or Affiliate to issue, any press releases or otherwise making or permitting any agent or Affiliate to make, any public statements with respect to this Agreement and the transactions contemplated hereby.

          Section 5.7.  Sublease.  Seller shall make a good faith effort to
                        --------
obtain a consent from the landlord of Seller's facility located at Royal Palm Executive Center to permit Seller to enter into the Office Sub-lease Agreement. If Seller is able to obtain such consent, Seller and Buyer shall negotiate in good faith the Office Sub-lease Agreement.

          Section 5.8.  Bulk Sales Laws.  Buyer hereby waives compliance by
                        ---------------
Seller, in connection with the transactions contemplated hereby, with the provisions of any applicable bulk sales or bulk transfer law. Seller agrees to indemnify and hold Buyer harmless from any Claims relating to the failure to comply with such laws.

          Section 5.9.  Insurance.  If so requested by Buyer, Seller shall,
                        ---------
prior to the Closing Date, use Seller's reasonable efforts to assist Buyer, at Buyer's expense pursuant to the next sentence, in securing insurance coverage and Protection Products with respect to the Business from Seller's insurance carriers. Buyer shall reimburse Seller for Seller's out-of-pocket expenses incurred in connection with so assisting Buyer, promptly after invoicing thereof.

          Section 5.10.  Non-Solicitation.  (a) For a period commencing on the
                         ----------------
date hereof and ending on the second anniversary of the Closing Date, Seller covenants that Seller shall not solicit or induce or attempt to solicit or induce any Listed Employee (other than those Listed Employees set forth in the Employee Notices to be delivered to Seller by Buyer pursuant to Section 7.3) to continue employment with Seller or accept employment with any Affiliate of Seller; provided, however that neither advertising of employment positions nor post-closing contact of a Listed Employee by a contracted head hunter who is not told to target one or more Listed Employees, nor a contact initiated post-closing by a Listed Employee regarding employment shall be considered "solicitation" or "inducement" or an attempt to do so.

          (b) Seller agrees that from the date hereof until any date on which this Agreement is terminated in accordance with Section 12.1, Seller shall not, directly or indirectly, through any officer, director, agent, financial advisor or otherwise, (a) solicit, initiate or encourage the submission of proposals or offers from any Person relating to any acquisition or purchase of any equity interest in, or all or a substantial portion of the properties or assets held for use in connection with, necessary for the conduct of, or otherwise material to, the Business or the Assets or enter into any agreement with respect to the foregoing, or (b) participate in any negotiations or discussions regarding, or furnish or cause to be furnished to any other Person any non-public information with respect to, or otherwise cooperate in any way with, or assist or participate in, or facilitate or encourage, any effort or attempt by any other Person to do or seek any of the foregoing.

          Section 5.11.  Inter- and Intra-company Accounts.  Effective as of the
                         ---------------------------------
time immediately prior to the Closing, all intra-company receivables, payables, amounts accrued with respect to repairs in process and loans then existing between Seller, on the one hand, and the Business, on the other hand, shall be settled.

          Section 5.12.  Sale of Certain Trucks.  Buyer shall not sell any of
                         ----------------------
the Trucks set forth on Schedule 5.12 (which Schedule may be updated to add Trucks from time to time by Seller any time prior to or after Closing to add thereto Trucks which may be required to be produced as evidence in connection with any Action or litigation; provided that the total number of Trucks set forth on Schedule 5.12 shall not exceed 50 Trucks) unless Buyer notifies Seller of Buyer's intention to sell any such Truck and provides Seller the opportunity, which Buyer shall hold available for at least ten Business Days, to purchase such Truck at its then fair market value. Nothing herein shall limit Buyer's right to use any Truck listed on Schedule 5.12.

          6.
                                   ARTICLE VI
                                   ----------

                             Additional Agreements
                             ---------------------

          Section 6.1.  Collection of Payments.  Following the Closing Date,
                        ----------------------
except as otherwise provided in this Agreement or the Service Agreements, (a) Buyer shall employ all reasonable good faith efforts to timely collect the accounts receivable for the Business, which are Excluded Assets; provided that Seller indemnifies and holds Buyer harmless with respect to any liabilities and obligations arising out of Buyer's good faith efforts to so collect such accounts receivable; provided further that Buyer shall have no obligation to commence any Action or litigation with respect to such collections; provided further that Buyer shall have no obligations to use its own funds to so collect such accounts receivable and Seller shall reimburse Buyer for any out-of-pocket expenses incurred by Buyer with respect to any such collections of such accounts receivable, (b) Buyer shall forward to Seller any payments received by Buyer that Seller is entitled to pursuant to the terms of this Agreement and Seller shall forward to Buyer any payments received by Seller that Buyer is entitled to pursuant to the terms of this Agreement, in each case within one week of receipt of any such payment by Buyer or Seller, as the case may be, and (c) Buyer shall promptly deliver to Seller any mail or other communications received by Buyer relating to the Excluded Assets and Retained Liabilities and Seller shall promptly deliver to Buyer any mail or other communications received by Seller relating to the Assets or the Assumed Liabilities.

          Section 6.2.  Competition.  For the purposes of this Section 6.2 the
                        -----------
defined terms One-Way Consumer Rental Business, Local Consumer Rental Business, and Light Commercial Rental Business shall be deemed to not be restricted to Trucks but rather shall be applicable to the utilization of any trucks to conduct such activities.

          (a) Seller covenants that for a period of ten years from Closing (and if, except pursuant to (b) below, Buyer does not engage, through a Buyer Affiliate or otherwise, in Leasing or in Heavy Duty Truck Rentals, then through a further period ending no more than two (2) years following the end of the term of the Trademark License Agreement) (the "Seller
                                                                        ------
NonCompete Period"), without the prior written consent of Buyer, Seller shall
-----------------
not (i) except as a dealer under the Ryder Dealer Agreement, engage, through an Affiliate or otherwise, in the One-Way Consumer Rental Business or the One-Way Light Commercial Rental Business, (ii) advertise in any distribution medium, including but not limited to, the yellow pages, television, radio, internet or its equivalent or periodical or post office brochure, by mailer or by outdoor signage, whether on billboards or on trucks, expressly with respect to the Local Consumer Rental Business or (iii) engage in the Local Consumer Rental Business through franchisees or other third party dealers or agents or otherwise than through locations operated by Seller or Affiliates controlled by Seller. Nothing in the preceding sentence or otherwise shall preclude Seller or any of its Affiliates from (i) engaging in the Local Light Commercial Rental Business, or
(ii) engaging in the Local Consumer Rental Business except as restricted by the preceding sentence. As used in this Section 6.2(a), the term "engage" shall mean to engage, directly or indirectly in any such business (whether as a stockholder (other than an investment of up to 5% of the outstanding publicly traded shares of any company), partner, joint venturer, financing source (other than financing of trucks, tractors or towing equipment) or consultant or in any other capacity whatsoever). For purposes of this Section 6.2(a) it is understood and agreed that a rental which is picked up by a customer at one office and dropped off at another office which is within thirty-five miles of the pick-up office constitutes Local Consumer Rental Business, rather than One-Way Consumer Rental Business.

          (b) In the event that during the Seller NonCompete Period Seller purchases or otherwise combines with any entity which participates in (i) the One-Way Consumer Rental Business or One-Way Light Commercial Rental Business or
(ii) the Local Consumer Rental Business (as to (i) and (ii) combined, producing revenue in the prior calendar year of not more than thirty percent (30%) of the total revenues of such entity) and Seller is the controlling entity following such purchase or combination, Seller shall not be deemed in breach of its covenant set forth in Section 6.2(a) if Seller operates such businesses provided that Seller (1) does not operate such businesses under a name that includes the name Ryder and (2) divests or liquidates such businesses within 12 months following the consummation of such purchase or combination. Seller will advise Buyer if Seller offers any such business for sale.

          (c) Seller covenants that if and so long as Buyer (i) furnishes to branches of Seller such number of Trucks that there is a daily average (calculated on a rolling four calendar quarters in arrears basis) of 2,600 ready-to-rent trucks of the Business at all branches of Seller who act as

Dealers (and the daily average measured on a month by month basis does not vary more than twenty percent (20%) from one month to another); provided that if any Dealer locations are terminated, the parties hereto will reduce such number of ready-to-rent trucks to take into account the Dealer locations that are terminated, and (ii) Buyer does not open any new Dealers within a two-mile radius of any branch of Seller, then Seller agrees that its fleet of trucks having a manufacturer's gross vehicle weight rating of 16,000 pounds or less will not exceed 6,500 in 1997 or 7,500 in 1998. If Buyer has a current Dealer or Dealers located within the two-mile radius as referred in (ii) above and such Dealer or Dealers are closed for any reason, Buyer may replace such pre-existing dealer within the prescribed radius with a new dealer, without affecting this contract term. It is understood, however, that if as to any given quarter the Average Four Quarter Revenue per Truck calculated with respect to Buyer's trucks rented during the previous four calendar quarters at all Ryder branches acting as dealers for Buyer ("Branch RPU") is less than the Average Four Quarter Revenue per Truck in Buyer's fleet during the same previous four quarters ("Buyer RPU"), then the Daily Average Number of ready-to-rent trucks to be furnished by Buyer pursuant to (i) above in that quarter shall be reduced by such number of trucks as would be mathematically necessary to cause such Branch RPU to equal such Buyer RPU assuming the aggregate dollars of revenue in the calculation of Branch RPU is held constant.

          (d) Buyer covenants that until the earlier of (i) the date on which the Trademark License Agreement terminates for any reason or (ii) the date by which Buyer shall have both irrevocably renounced all rights to use trademarks which include the "Ryder" name and ceased using such name in the conduct of its Business (and if, except through (e) below, Seller does not engage, through a Seller Affiliate or otherwise, in the One-Way Consumer Rental Business or One-Way Light Commercial Rental Business, then through a further period ending no more than one (1) year thereafter (the "Buyer Non Compete Period")), without the prior written consent of Seller, Buyer shall not conduct any of the Specified Businesses (as defined below), (i) directly, or (ii) through any Person which Buyer (A) can control in any manner the election of a majority of the directors or, with respect to non-corporate entities, persons performing similar governance functions, or (B) owns equity interests representing 50% or more of the total outstanding economic interests in such Person (each, a "Controlled Entity"), or (iii) through a Person which controls Buyer or through an Affiliate other than a Controlled Entity or a Person which controls Buyer, provided that, in the case of this clause (iii), Buyer shall not be considered to be conducting a Specified Business, if such Person or Affiliate does not conduct the Specified Business through a common location, common employee, common telephone or data line, a common name or mark, or common marketing with Buyer. As used herein the term "Specified Business" shall mean Leasing or providing Heavy Duty Truck Rentals; provided, that Leasing shall not include (1) Leasing trucks (under 26,000 GVW) to dealers for use by such dealers in a Rental business if the truck does not bear a mark which includes "Ryder" and the dealer does not use such mark when conducting business with respect to the truck, or (2) any Leasing undertaken between Buyer and its Controlled Entities or among Controlled Entities of the Buyer.

          If (A) Buyer at any time during the Buyer NonCompete Period commits a willful and material breach of its agreement set forth in the previous paragraph, or (B) during the term of any Service Agreement (i) Buyer becomes a controlled person of any of the Persons set forth on Schedule 6.2(d) hereto,
(ii) Buyer becomes a dealer of any such Person or any Affiliate thereof (provided Buyer has actual knowledge of such affiliation and such Affiliate shares such Person's name and engages in Leasing, providing Heavy Duty Truck Rental or integrated logistics services (a "Named Affiliate")), (iii) any Person set forth on Schedule 6.2(d) hereto or any Named Affiliate thereof becomes a controlled person of Buyer, (iv) any such Person or any Named Affiliate thereof becomes a Dealer, or (v) Buyer and such Person or any Named Affiliate thereof become co-venturers or joint venturers with respect to Leasing, providing Heavy Duty Truck Rentals or integrated logistics services, then, in addition to any other remedy which Seller may have hereunder, at law or in equity, at Seller's option exercisable upon sixty (60) days' prior written notice any or all of the Service Agreements shall terminate; provided, however, that (A) Buyer shall be afforded a cure period of the first forty-five days of the sixty-day notice period, such that if Buyer ceases all such activity, or dissolves its affiliation, within those forty-five days and advises Seller of such fact and of Buyer's commitment not to further engage in the activity, directly or indirectly, or resume the affiliation, then Seller shall rescind its election to terminate such agreements and all agreements otherwise to have been terminated pursuant to this clause shall continue in full force and (B) during such cure period, such agreements shall continue in full force and effect subject to the terms thereof;

          (e) In the event that during the Buyer NonCompete Period Buyer purchases or otherwise combines with any entity which conducts the business of
(i) Leasing or (ii) providing of Heavy Duty Truck Rentals (as to (i) and (ii) combined, producing revenue in the prior calendar year of not more than thirty percent (30%) of the total revenues of such entity) and Buyer is the controlling entity following such purchase or combination, Buyer shall not be deemed in breach of its covenant set forth in Section 6.2(d) if Buyer operates such businesses provided that Buyer (1) does not operate such businesses under a name that includes the name Ryder and (2) divests or liquidates such businesses within 12 months following the consummation of such purchase or combination. Buyer will advise Seller if Buyer offers any such business for sale.

          (f) If any provision of this Section 6.2 is invalid in part, it shall be curtailed, both as to time and location, to the minimum extent required for its validity under applicable laws and shall be binding and enforceable with respect to Seller and Buyer as so curtailed.

          Section 6.3.  Phonebook Advertising.  For so long as the Trademark
                        ---------------------
License Agreement continues in effect, Buyer shall allocate to Seller in a cooperative advertising venture the right to use such percentage of space in each page of phonebook advertising, at Seller's option, as is represented by the portion of the last printed version in the phonebook for the same city, of an ad purchased by the Phonebook Company for both the Division and Seller's other Rental business and/or Leasing business, as was used to advertise that other Rental business and/or Leasing business (the "Percentage"). If Buyer places an
                                              ----------
ad in a different company's phonebook, a phonebook for a new city, or an additional and different version of a phonebook, then at Seller's option the Percentage with respect to such phonebook shall be deemed to be 30%. The price Seller shall pay for such space shall equal the Percentage multiplied times the price Buyer pays for the combined space. Buyer and Seller hereby agree that following the Closing Date they will use good faith efforts to further structure a joint marketing program with respect to advertising in phonebooks. Neither Buyer nor Seller will disparage the other in any phonebook advertising placed pursuant to this Section 6.3.

          Section 6.4.  1-800-GO-RYDER Calls.  (a)  For the purposes of this
                        --------------------
Section 6.4 the defined terms One-Way Consumer Rental Business, Local Consumer Rental Business, and Light Commercial Rental Business shall be deemed to not be restricted to Trucks but rather shall be applicable to the utilization of any trucks to conduct such activities. Following the Closing, calls to the 1-800-GO-RYDER Phone Number with respect to truck Rentals shall be routed as follows:

            (i) In those areas in which Buyer utilizes geographic call routing, calls for the Rental Business will be directed to the Dealer that is closest to the geographic location of the phone number from which the call is being made, whether that location is a branch of Seller acting as a Dealer or is another Dealer of Buyer which is not a Seller location, provided that the closest Dealer is open for business at the time of the call; or

            (ii) If the area from which the call for the Rental Business originates is not one in which Buyer utilizes geographic call routing or such routing is temporarily unavailable, calls shall be (A) evenly distributed among the dealers in the zip code designed by the caller who are open for business at the time of the call or (B) allocated among those dealers in accordance with a call management scheme that may be announced from time to time to the dealer base, which affords preferential allocation to dealers who meet the announced criteria of good dealer performance; provided, however that such criteria must allow Seller locations, by performing well within their then current operating practices, an equal chance of preferential allocation; and further provided that Buyer may require that a dealer forfeit preferential listing for any call incoming during hours the dealer is closed.

If a call for the Rental Business is taken by a reservation service in lieu of being forwarded or referred to a dealer under the previous provisions of this
Section 6.4(a), then the reservation service shall apply one of the same allocation techniques described in (i) or (ii) above in booking the reservation.

          With respect to any 1-800-GO-RYDER call for the Rental Business directed to Seller, Seller shall rent, as a Dealer, Buyer's truck rather than its own, except that with respect to the Local Consumer Rental Business and the Local Light Commercial Rental Business, Seller shall be permitted to use its own trucks to rent to the caller for Seller's own account before it rents Buyer's truck, as a Dealer of Buyer, as a result of the call. The parties agree that the rules set forth in this Section 6.4(a) shall be operative only as between Buyer and Seller and shall create no rights in third party dealers or others.

          (b) Except as set forth in (a) above, Buyer shall possess all rights to use the 1-800-GO-RYDER Phone Number through the period from Closing until three (3) years after the termination or expiration of the Trademark License Agreement, at which time Seller's assignment to Buyer with respect to that telephone number shall lapse and all rights in such number which Buyer possesses shall be transferred to Seller. Seller covenants, however, that for a period of three (3) years thereafter, Seller shall not market the telephone number as "1-800-GO-RYDER" in any truck Rental or Leasing business without Buyer's prior written consent.

          (c) Buyer shall comply with all applicable tariffs with respect to the 1-800-GO-RYDER Phone Number during any period prior to the time Buyer transfers its rights in the number back to Seller pursuant to Section 6.4 above.

          Section 6.5.  Referral.  For the purposes of this Section 6.5 the
                        --------
defined terms One-Way Consumer Rental Business, Local Consumer Rental Business, and Light Commercial Rental Business shall be deemed to not be restricted to Trucks but rather shall be applicable to the utilization of any trucks to conduct such activities. Each of Seller and Buyer shall use good faith efforts to refer exclusively to the other as described below:

          (a) in the case of Seller, for a period of 2 years following the Closing Date, any and all Rentals in the One-Way Consumer Rental Business and One-Way Light Commercial Rental Business to Buyer;

          (b) in the case of Buyer, for a period of 2 years following the Closing Date, any and all Leasing or Heavy Duty Truck Rentals to Seller; and

          (c) in the case of both Seller and Buyer, for a period of 2 years following the Closing Date, any Rental being requested by a customer in the Local Consumer Rental Business or the Light Commercial Rental Business (other than the One-Way Light Commercial Rental Business), if and to the extent the party receiving the request from the customer is unable, in its sole discretion, to provide a truck to satisfy the request, to the other; provided that if the other party advises the referring party that it is not able to provide the Rental being requested, the referring party may refer such business to any third party.

          Section 6.6.  DOT Number.  Buyer shall promptly following the Closing,
                        ----------
obtain an appropriate truck rental company number from the U.S. Department of Transportation (a "DOT Number"), and within 90 days after receipt of the DOT
                   ----------
Number shall remove Seller's DOT Number from each Truck, and paint/decal Buyer's DOT Number in the required place on at least 80% of the Trucks and within the next following 90 days (except to the extent prevented by force majeure, in which case such longer period of time until the force majeure passes) remove Seller's DOT Number from the remaining Trucks, and paint/decal Buyer's DOT Number in the required place on such Trucks.

          Section 6.7.  New Rental Contract.  If any rental of a Truck which was
                        -------------------
in effect at Closing continues to be in effect thirty days after Closing, Seller shall promptly cause the customer renting the Truck to close out the rental contract to which Seller is a party, thereby ending the applicable rental period for that contract, and open a new rental contract on the same terms as the closed out rental contract to which Seller is not a party.

          Section 6.8.  Cooperation and Exchange of Information.  (a)  At any
                        ---------------------------------------
time and from time to time following the Closing Date, Buyer or Seller shall provide Seller or Buyer, as the case may be, their respective accountants and counsel, during normal business hours, upon reasonable request, reasonable access to such books, records and other data and to the employees engaged in the Business or any successor thereto to the extent that such access may be requested (i) with respect to information relating to periods prior to the Closing Date, for any reasonable business purpose related to operation of the Business and (ii) with respect to information relating to the Closing Date and periods prior to or following the Closing Date, information and data required by Seller's or Buyer's customary tax and accounting questionnaires, in order to enable Seller or Buyer, as the case may be, to complete and file all Tax Returns which it may be required to file with respect to the operations and business of the Business through or following the Closing Date or to respond to audits by any Taxing Authorities with respect to such operations and to otherwise enable Seller or Buyer, as the case may be, to satisfy its internal accounting and tax requirements, provided that the requesting party pays for the reasonable out-of-pocket expenses of the other party which arise in connection with any such request, provided, however, that such investigation shall be upon reasonable
         --------  -------
notice and shall not unreasonably disrupt the personnel and operations of Seller or the Subsidiaries or the Business and such investigation shall not include access to any item relating to the business of the Seller or any of Seller's Affiliates or the Subsidiaries or Buyer, as the case may be, other than the Business. Such cooperation and information shall include promptly forwarding copies of appropriate notices and forms or other communications received from or sent to any Taxing Authority which relate to the operations of the Business through the Closing, and providing copies of all relevant Tax Returns, documents relating to rulings or other determinations by any Taxing Authority and records concerning the ownership and tax basis of property, which Buyer or Seller may possess. Buyer or Seller, as the case may be, shall make its employees and facilities available on a mutually convenient basis to provide explanation of any documents or information provided hereunder.

          Information which is obtained by either party pursuant to this subsection (a) shall be kept confidential by such party; provided, however that in the event the party or any of its representatives is requested or required pursuant to applicable law by any government authority or court of competent jurisdiction to disclose any such information, the party may do so after providing the other party with notice of the request or requirement so that the other party may attempt, at its own expense, to obtain a protective order. Each party shall use reasonable efforts to retain the information in their respective departments (such as, the tax, credit, and accounting departments, etc.) in which any such information is to be used and will limit access to such information to a "needs to know" basis.

          Neither party may use information obtained from the other party pursuant to this subsection to compete with the other party.

          (b) For a period commencing on the Closing Date and ending nine months following the Closing Date, Seller shall provide assistance and cooperation to Buyer during regular business hours with respect to Buyer's planned financing activities, including without limitation, providing information with respect to sales transaction records for trucks that were carried on the Division's books prior to Closing and providing assistance in preparing any pro formas required to be included in any materials prepared with respect to any such financing (including without limitation, if so requested by Buyer, a pro forma balance sheet for the Business as at September 30, 1996 and pro forma income statements for the Business for the nine months ended September 30, 1996 and the year ended December 31, 1995); provided however that such assistance and cooperation shall be provided only upon reasonable notice by Buyer to Seller and shall not unreasonably disrupt the personnel and operations of Seller; provided further that Buyer shall not be required to provide any information to Seller relating to any business of Seller or any Affiliates of Seller or the Subsidiaries other than the Business; and provided further that Buyer shall reimburse Seller's reasonable out-of-pocket costs in providing the cooperation, and Seller shall not be entitled to any further compensation for providing such assistance and cooperation, except that if Seller's personnel devote more than 200 hours of working time to such activities, then all working hours in excess of 200 hours devoted to such activities shall be charged pursuant to the Administrative Services Agreement (but without any 10% mark-up).

          (c) For a period of ten (10) years after the Closing Date or such longer period as may be required by law, Buyer or Seller, as the case may be, shall retain, and neither destroy nor dispose of, all books and records included in the Assets; all Tax Returns, and all books and records (including computer files) of, or with respect to the activities of, the Business for all taxable periods ending on or prior to the Closing Date (collectively, "Information").
                                                               -----------
Thereafter, Buyer shall not destroy or dispose of any Information unless it first offers such Information to Seller in writing and Seller fails to accept such offer within sixty (60) days of its being made.

          (d) Buyer and Seller and their respective Affiliates shall cooperate in the preparation of all Tax Returns relating in whole or in part to taxable periods ending on or before or including the Closing Date that are required to be filed after such date. Such cooperation shall include, but not be limited to, furnishing prior years' Tax Returns or return preparation packages illustrating previous reporting practices or containing historical information relevant to the preparation of such Tax Returns, and furnishing such other information within such party's possession requested by the party filing such Tax Returns as is relevant to their preparation. In the case of any state, local or foreign joint, consolidated, combined, unitary or group relief system Tax Returns, such cooperation shall also relate to any other taxable periods in which one party could reasonably require the assistance of the other party in obtaining any necessary information.

          (e) Seller shall have the right, at its own expense, to control any audit or examination by any Taxing Authority ("Tax Audit"), initiate any claim
                                               ---------
for refund, contest, resolve and defend against any assessment, notice of deficiency, or other adjustment or proposed adjustment relating to any and all Taxes other than Taxes, if any, that constitute Assumed Liabilities, provided, however, that Seller shall consult in good faith with Buyer with respect to the resolution of any issue that would affect Buyer prior to settling any such issue or filing an amended return relating to any such issue. Buyer shall have the right, at its own expense, to control any other Tax Audit, initiate any other claim for refund, and contest, resolve and defend against any other assessment, notice of deficiency, or other adjustment or proposed adjustment relating to Taxes with respect to the Business after the Closing Date provided that, with respect to any state and local Income Taxes of the Subsidiaries for any taxable period beginning before the Closing Date and ending after the Closing Date, Buyer shall consult in good faith with Seller with respect to the resolution of any issue that would affect Seller prior to settling any such issue or filing an amended return relating to any such issue. Each party shall furnish the other party with its cooperation in a manner comparable to that described in paragraph
(a) of this Section to effect the purposes of this Section.

          (f) If a party fails to provide any information requested by the other party in the time specified herein, or if no time is specified pursuant to this Section, within a reasonable period, or otherwise fails to do any act required of it under this Section, then such party shall be obligated, notwithstanding any other provision hereof, to indemnify the other party and hold the other party harmless from and against any and all costs, claims or damages, including all Taxes or deficiencies thereof, payable as a direct and proximate result of such failure.

          Section 6.9.  Network Sales.  So long as Network Sales is a
                        -------------
distributor of parts and components for the repair of trucks ("Parts"), Seller shall cause Network Sales, unless instructed otherwise by Buyer, to offer Parts for sale to Buyer's Dealers, and to bill Buyer for such purchases by Buyer's Dealers. Buyer shall pay therefor within 30 days of receipt of Network Sales' invoice, via wire transfer without regard to whether Buyer has been paid by its Dealers for such purchases. Although Seller agrees that for the first 12 months following the Closing, the price of any Parts so offered to Dealers shall be determined by the same pricing methodology reflected in the pricing of Parts offered by Network Sales to Dealers of the Business on the date hereof, such price shall always exceed the price which Network Sales charges Seller's Commercial Leasing and Services Division districts ("Districts"). In return for guaranteeing payment and remitting to Network Sales, on or before the due date of the Network Sales invoice, all sums due from the Dealers less Buyer's commission, Buyer shall receive a commission from Network Sales in such amount as to each sale that the sums Buyer remits to Network Sales (exclusive of sales taxes) equals the price Network Sales would charge Districts for the same parts.

          Section 6.10.  Guaranties.  Buyer shall use all reasonable efforts to
                         ----------
cause itself or one or more of its Affiliates to be substituted in all respects for Seller or Ryder System, effective as of the Closing, in respect of all obligations of Seller or Ryder System under each of the guaranties, letters of credit, letters of comfort, bid bonds and performance bonds obtained by Seller or Ryder System or any of their respective Affiliates for the benefit of the Business, which guaranties, letters of credit, letters of comfort, bid bonds and performance bonds are set forth in Section 6.10 of the Seller Disclosure Schedule (the "Guaranties"). If Buyer is unable to effect such a substitution
               ----------
with respect to any Guaranty after using its best efforts to do so, Buyer shall obtain letters of credit, on terms and from financial institutions satisfactory to Seller, with respect to the obligations covered by each of the Guaranties for which Buyer does not effect such substitution. As a result of the substitution contemplated by the first sentence of this Section and/or the letter or letters of credit contemplated by the second sentence hereof, Seller and Ryder System shall from and after the Closing cease to have any obligation whatsoever arising from or in connection with the Guaranties except for obligations, if any, for which Seller and Ryder System will be fully indemnified pursuant to a letter of credit obtained by Buyer and satisfactory to Seller.

          Section 6.11.  Precision Response Corporation; National Rental.  Buyer
                         -----------------------------------------------
shall assume the responsibility for managing the ongoing relationship with Precision Response Corporation ("PRC") which it now manages for itself and Seller's Commercial Leasing and Services Division ("CLS") on the date hereof, governing PRC's duties to answer the National Rental Phone Number, to determine the caller's needs for a truck and to make a reservation for the rental of the truck, and shall assume any obligations arising under the existing relationship with PRC from and after the Closing. Buyer shall require PRC or any other telecommunications service provider for the National Rental Phone Number to fairly and in good faith determine what type of truck the caller needs and make a reservation for the truck to be rented (i) at the nearest CLS location if the truck is one which CLS offers for rental or lease but Buyer does not (ii) at the nearest Buyer dealer location (which could be a CLS branch acting as a dealer of Buyer) if the truck is one which Buyer offers for rent but CLS does not, or (iii) at the nearest CLS or Buyer dealer location if the truck is one which both CLS and Buyer offer for rent. Buyer shall monitor the performance of PRC or such other telecommunications service provider in satisfying those requirements and shall use all reasonable efforts, exercising such rights as it may have, to accomplish the call distribution described in this paragraph.

          For a period of one year following the Closing Date, Seller shall pay Buyer upon invoice one-half of all amounts billed by PRC with respect to the services provided by PRC to Buyer and Seller in connection with the National Rental Phone Number. No later than 60 days prior to the first anniversary of the Closing Date, Buyer and Seller shall commence good faith negotiations to devise a formula for allocating between Buyer and Seller the charges billed by PRC after the first anniversary of the Closing Date with respect to such services. Such formula shall take into consideration, among other things: (i) the number of calls made to the National Rental Phone Number, (ii) the amount of time spent on each such call, and (iii) the sophistication of the person handling each such call.

          Either Seller or Buyer may at any time, upon at least ninety (90) days prior written notice to the other party, elect to stop participating in the National Rental Phone Number program described above, in which case calls for trucks described in clause (ii) above shall be referred to one Buyer telephone number, with interface to accomplish that transfer accomplished at the expense of Buyer, so long as Buyer shall be entitled to receive referrals from Seller pursuant to Section 6.5 above.

          Seller and Buyer shall work in good faith to establish a mutually agreeable joint marketing and joint truck rental program to Federal Express Corporation, UPS and Roadway Package Service, to be implemented as promptly as practicable after the Closing Date to replace the Fed Ex Contract and the UPS Arrangement and the Roadway Arrangement, it being the parties' intention to implement such program within one week after the Closing Date. This program would not require joint liability of the parties to such companies, but rather contemplates rental of trucks on a several basis, under mutually agreeable terms and conditions.

          Section 6.12.  License Transfers.  Prior to Closing, (A) Buyer or any
                         -----------------
Affiliate of Buyer who takes title to Trucks shall (i) qualify to do business in the jurisdictions where such qualification is required to operate the Business after the Closing Date, (ii) apply for sales tax permits in each of the states in the Territory (other than Alaska) or any locality thereof, and (iii) take whatever other action the parties reasonably agree to be appropriate, if it has the effect of minimizing any such sales or use Tax if accomplished prior to Closing, and (B) Buyer shall have applied jointly with Seller, at Buyer's cost, to the Federal Highway Administration for permission to transfer the Motor Carrier Broker's License for Household Goods held by Ryder Move Management on the date hereof.

          Section 6.13.  Financing.  Buyer shall use all reasonable efforts to
                         ---------
(a) cause the execution and delivery on or prior to Closing Date, of true and correct copies of definitive agreements between Buyer and the Banks to provide, subject only to customary conditions in transactions of this type, the Bank Financing on the Closing Date (the "Definitive Financing Agreements"), and (b)
                                    -------------------------------
satisfy on or before the Closing Date all requirements of the Definitive Financing Agreements which are conditions to closing thereunder (excluding closing conditions to be satisfied by Seller under this Agreement). Buyer shall periodically brief Seller on the status of negotiations to obtain the Bank Financing and the financing to be provided by the Funds (the "Equity Financing")
                                                              ----------------
and shall advise Seller promptly of the occurrence of any event, circumstance or condition that it expects may prevent the availability to Buyer of the Bank Financing or the Equity Financing at the Closing. Buyer shall deliver to Seller true and correct copies of the Definitive Financing Agreements as soon as they are available. If any portion of the Bank Financing or the Equity Financing becomes unavailable, Buyer will use all commercially reasonable efforts to obtain necessary financing from another source, on and subject to substantially the same terms and conditions as the portion of the Bank Financing or the Equity Financing that has become unavailable, in order to consummate the transactions contemplated hereby on the terms set forth herein.

          Section 6.14.  Additional Financials and MD&A.  Within 30 days after
                         ------------------------------
the Closing Date, at Seller's expense, Seller shall deliver to Buyer (i) the unaudited combined balance sheets of the Business as at December 31, 1992 and 1993, and unaudited combined statements of income of the Business for each of the years then ended (collectively, the "1992/1993 Financials"), (ii) the
                                         --------------------
unaudited combined balance sheet of the Business as at June 30, 1995 and unaudited combined statement of income of the Business for the six months ended June 30, 1995, (iii) the unaudited combined balance sheets of the Business as at September 30, 1995 and

1996 and unaudited combined statements of income and cash flow of the Business for the nine months ended September 30, 1995 and 1996, (iv) an audited combined balance sheet of the Business as of the Closing Date and audited combined statement of income and cash flows of the Business for the period from and including January 1, 1996 through the Closing Date, and (v) management's discussion and analysis of financial condition and results of operations of the Business with respect to the fiscal 1995 versus fiscal 1994, fiscal 1994 versus fiscal 1993, and nine months ended September 30, 1996 versus nine months ended September 30, 1995. In the case of (i), (ii) and (iii) above, Seller will engage KPMG at Seller's expense to perform a limited review in accordance with AICPA standards and to issue confirmation that the review was performed and they are able to provide a customary comfort letter to Buyer's underwriter, if so engaged by Buyer.

          Section 6.15.  Certain Repair Obligations; Insurance Claims.  After
                         --------------------------------------------
the date hereof, Seller shall complete, in accordance with its current repair practices, repairs for collision damage to any Truck (i) which has been damaged in an accident, or is damaged in an accident, prior to the Closing Date and with respect to which accident an internal accident report has been, or is, filed with Seller prior to the Closing Date (other than with respect to any such Trucks for which repairs have been completed in accordance with Seller's current repair practices and returned to service prior to the Closing Date) or (ii) which is damaged in an accident prior to the Closing Date which accident occurred so close to the Closing Date that such accident report has not been filed as of the Closing Date (collectively, "Damaged Trucks"). Seller represents that its current policies require an accident report to be filed with respect to any such accident damage. Seller will not charge Buyer for completing any such repairs to Damaged Trucks. Buyer shall use good faith effort to collect on Seller's behalf any proceeds payable to Seller under any insurance policies with respect to collision damage repairs to Trucks. Buyer shall remit any such proceeds to Seller promptly after the receipt thereof by Buyer.

          Section 6.16.  Covenant Not to Hire.  On or after the Closing, Buyer
                         --------------------
may deliver to Seller a list of up to fifty Transferred Employees which Buyer identifies as "Key Employees" and as being delivered pursuant to this Section
6.16. Upon receipt of the list, and until the earlier of (i) six months after closing or (ii) as to each Person on the list, the date the Person is terminated or laid off by Buyer for any reason, Seller covenants that, notwithstanding any other provision of this Agreement, neither Seller nor its Affiliates will hire such Person.

          Section 6.17.  Vehicle Nominee Title Agreement.  Prior to Closing,
                         -------------------------------
Seller and Buyer shall enter into a
vehicle nominee title agreement with respect to the Trucks (the "Vehicle Nominee
                                                                 ---------------
Title Agreement") which will provide, among other things, for (i) Seller to be
---------------
appointed nominee title holder of the vehicles, with Seller giving an irrevocable power of attorney to permit retitling to occur without Seller's involvement, (ii) a term of six months and (iii) indemnification by each of the parties.

          Section 6.18.  Third Party Software.  Seller agrees to pay for any
                         --------------------
consent of third parties in order to effectuate the transfer of such Third Party Software (as such term is defined in Section 3.4 of the Seller Disclosure Schedule) from Seller to Buyer pursuant to this Agreement.

          Section 6.19.  Insurance Policies.  In the event that copies of any of
                         ------------------
the insurance policies referred to in Section 10.4 are not available for delivery to Seller at the Closing, Buyer shall deliver copies thereof to Seller promptly after receipt by Buyer of any such insurance policies.

          Section 6.20.  Certain Prepaid Expenses.  Seller and Buyer agree that,
                         ------------------------
with respect to any prepaid expense of Seller relating to vehicle licensing fees attributable to the Trucks or any other vehicles included in the Assets, which prepaid expense is not transferred to Buyer on the Closing Date pursuant to
Section 2.1(o) (the "Retained Prepaid Licensing Expense"), Buyer shall have the right, exercisable upon written notice to Seller given not later than 10 Business Days prior to the expiration of the 90-day period commencing on the Closing Date, to purchase an additional 30 days of Retained Prepaid Licensing Expense from Seller for an amount equal to the dollar value of such 30 days of Retained Prepaid Licensing Expense, payable in cash on the 90th day after the Closing Date. Buyer shall have the right to purchase up to two additional 30-day periods of Retained Prepaid Licensing Expense, exercisable upon written notice to Seller given not later than 10 Business Days prior to the expiration of the applicable 30-day period then expiring, for an amount equal to the dollar value of such 30 days of Retained Prepaid Licensing Expense. Buyer agrees that it may not exercise any such option if, at the time of exercise, the Vehicle Nominee Title Agreement is not in full force and effect. Following the expiration or termination of the Vehicle Nominee Title Agreement, Buyer may notify Seller of the amount by which the purchase price paid by Buyer for any prepaid vehicle licensing fee expense purchased by Buyer under this Agreement (whether at the Closing or pursuant to this Section 6.20) exceeded the benefit actually received by Buyer from such purchase. Seller shall, within 5 Business Days thereafter, repay such difference to Buyer. Buyer shall provide reasonable details with respect to such calculation. If Seller does not agree with the calculation, such dispute shall be settled by using the procedures set forth in
Section 2.7.

            7.
                                  ARTICLE VII
                                  -----------

                               Employee Benefits
                               -----------------

          Section 7.1.  Employee Benefit Plans.  Section 7.1 of the Seller
                        ----------------------
Disclosure Schedule lists formal written plans and all other material compensation and benefit plans, contracts and arrangements (other than routine administrative procedures or government-required programs) in effect as of the date hereof including but not limited to all pension, profit sharing, savings and thrift, bonus, incentive or deferred compensation, severance pay and medical and life insurance plans (other than the Stay-on Arrangements) in which any current or former employees of the Business or their respective dependents (collectively, "Business Employees") participate or may become entitled to
                ------------------
benefits (collectively, "Business Employee Benefit Plans").
                         -------------------------------

          Section 7.2.  Termination of Participation.  Except as otherwise
                        ----------------------------
provided in this Article or by applicable law, the active participation of all Transferred Employees in each Business Employee Benefit Plan shall cease as of the Closing Date and no additional benefits shall be accrued thereunder for such employees.

          Section 7.3.  Employees.  (a)  Within five Business Days after the
                        ---------
date of this Agreement, Seller shall deliver to Buyer a true and complete list of all the employees of the Business as of the date hereof and certain other employees who as of the date hereof primarily serve the Business but who are not on the payroll of the Business (the "Listed Employees"). Buyer may offer
                                     ----------------
employment to as many Listed Employees as is consistent with, and subject to, Buyer's requirements and employment policies. Buyer shall as promptly as practicable after receipt of such list determine which of the Listed Employees will be offered positions with the Business following the Closing and shall, until two weeks after Closing, notify (an "Employee Notice") Seller in writing
                                           ---------------
on Tuesday and Friday of each week, with respect to any determination made during the preceding unreported period of (i) any Listed Employee who will not be offered a position with the Business following the Closing and (ii) any Listed Employee with whom discussions regarding employment with the Business have been terminated for any reason.

          Section 7.4.  Employee Benefits Transition.  (a) Seller shall assist
                        ----------------------------
Buyer, at Buyer's request and expense (for Seller's reasonable out-of-pocket expenses only), to set up employee benefit plans similar to those of Seller through Seller's providers. Seller's assistance shall consist of arranging contact between Buyer and Seller's providers and explaining Seller's benefit plans.

          (b) On or before the six-month anniversary of the Closing Date, Seller shall pay to Buyer the lesser of (i) five hundred thousand dollars ($500,000) or (ii) the aggregate amount Buyer is obligated to pay for severance that has been incurred by Buyer between the Closing Date and such anniversary (the "Transition Period") for severance calculated under Buyer's severance policies and paid to Transferred Employees who were below the level of MS 11 when last in the employ of Seller and who are terminated by Buyer during the Transition Period. For this purpose, "severance" refers to sums paid in lieu of salary; not to any other perquisites or other compensation/benefit components which may be in Buyer's severance policies.

          Section 7.5.  Defined Contribution Plans.  (a) All of the accounts of
                        --------------------------
the Transferred Employees in the Ryder System, Inc. Employee Savings Plans A and B ("Savings Plans") shall become fully vested and nonforfeitable as of the Closing Date. To the extent consistent with applicable law and regulations, Seller agrees to treat the Asset and Stock Purchase as an event described in
Section 401(k)(10) of the Code.

          Section 7.6.  Defined Benefit Plan.  The accrued benefit of each
                        --------------------
Transferred Employee under the Ryder System, Inc. Retirement Plan (the "Seller
                                                                        ------
DB Plan") shall become fully vested and nonforfeitable as of the Closing Date.
-------
Each Transferred Employee shall be treated as having incurred a severance of employment under the Seller DB Plan on account of the transactions contemplated by this Agreement.

          Section 7.7.  WARN Disclosure Bringdown.  Seller shall provide to
                        -------------------------
Buyer at the Closing an updated list of terminations required in Section 3.10(f) of the Seller Disclosure Schedule with respect to the 90-day period ending on the Closing Date.

          Section 7.8.  Welfare Benefits.  (a)  For at least the one-year period
                        ----------------
beginning on the Closing Date (the "Benefit Period"), Buyer agrees to provide
                                    --------------
all Transferred Employees with benefits substantially similar in aggregate to the Savings Plans and those welfare plans listed on Schedule 7.8(a) provided by Seller to Business Employees on the Closing Date. Buyer may, at its option, provide such other employee benefit plans as Buyer may adopt. Buyer's welfare benefit plans listed shall, with respect to Transferred Employees, waive any limitations regarding pre-existing conditions (other than such conditions for which coverage was precluded under Seller's welfare benefit plans on the Closing
Date) and give credit for vesting purposes for years of service with Seller or any Affiliate thereof. In addition, for a period of at least 24 months following the Closing Date, Buyer agrees to maintain in effect, for Trans-ferred Employees who were below the level of MS 11 when last in the employ of Seller, severance policies substantially similar to Seller's severance guidelines (other than any individually negotiated agreements) in effect immediately prior to the Closing Date, in amounts consistent with Seller's past business practices.

          (b) Buyer shall indemnify and shall hold Seller and its Affiliates harmless from and against all Covered Liabilities with respect to all Transferred Employees that arise for periods commencing on or after the Closing Date, including any Covered Liabilities with respect to Transferred Employees arising out of the transactions contemplated by this Agreement, but excluding the amount of any severance for which Seller has agreed to reimburse Buyer pursuant to Section 7.4(b). Seller shall indemnify and hold Buyer and its Affiliates harmless from and against Covered Liabilities with respect to all employees that arise for periods ending prior to the Closing Date.

          Section 7.9 Stay-on Arrangements.  Seller will pay to each Transferred
                      --------------------
Employee who as of the date hereof is at or above the level of MS 11, whether pursuant to a Stay-on Arrangement or otherwise in connection with the transactions contemplated by this Agreement, in one or more payments, an aggregate amount substantially equal to the salary component amount which would be payable to such Transferred Employee under Seller's current severance policies.

            8.
                                  ARTICLE VIII
                                  ------------

                                  Tax Matters
                                  -----------

          Section 8.1.  Tax Returns.  Seller represents and warrants that all
                        -----------
material Tax Returns required to be filed for taxable periods ending on or prior to the Closing Date by, or with respect to any activities of, the Subsidiaries have been or will be filed in accordance with all applicable laws, and all Taxes shown to be due on such Returns have been or will be paid; (ii) all Taxes relating to periods ending on or before the Closing Date owed by any of the Subsidiaries (whether or not shown on any Tax Return) on or prior to the Closing Date, if required to have been paid, have been paid (except for Taxes which are being contested in good faith); and (iii) any liability of any of the Subsidiaries for Taxes not yet due and payable, or which are being contested in good faith, has been provided for on the financial statements of the Seller in accordance with GAAP.

          Section 8.2.  Tax Indemnification and Covenant by Seller.  Pre-Closing
                        ------------------------------------------   -----------
Taxes.  Seller shall timely pay and indemnify Buyer, its affiliates (including
-----
the Subsidiaries) and each of their respective officers, directors and employees and hold them harmless from all Pre-Closing Taxes. For purposes of this Agreement, "Pre-Closing Taxes" shall mean (a) all liability for Taxes that constitute Retained Liabilities; (b) all liability attributable to any misrepresentations or breach of warranty made by Seller under Section 8.1 hereof; (c) any sales or use Tax of any state or local Taxing Authority and vehicle titling (but not licensing) fees or similar charges attributable to the transfer of title from Seller to Buyer (including fees that may be payable after the Closing for any vehicle titles transferred after Closing to effectuate the Asset and Stock Purchase), whether levied on Buyer, Seller or any of their respective Affiliates on or after the Closing Date, resulting, directly or indirectly, from the Asset and Stock Purchase; (d) all liability for reasonable legal fees and expenses incurred with respect to any item indemnified pursuant to clause (a) through (c) above. For purposes of this Agreement "Pre-Closing Tax Period" shall mean any taxable period ending on the Closing Date at 12:01 A.M. or before the Closing Date and the portion of any Straddle Period ending at 12:01 A.M. on the Closing Date including the Closing Date.

          Section 8.3.  Tax Indemnity and Covenant by Buyer.  Buyer shall, and
                        -----------------------------------
shall cause each of the Subsidiaries to timely pay and indemnify Seller, its Affiliates and each of their respective officers, directors and employees and hold them harmless from (a) all liability for Taxes attributable to any Post-Closing Tax Period, except to the extent such Taxes constitute Pre-Closing Taxes; and (b) all liability for reasonable legal fees and expenses incurred with respect to any item indemnified pursuant to clause (a) above. For purposes of this Agreement, "Post-Closing Tax Period" shall mean any taxable period beginning on the Closing Date after 12:01 A.M. or after the Closing Date and the portion of any Straddle Period beginning after 12:01 A.M. on the Closing Date. For purposes of this Agreement, a "taxable period" with respect to any ad valorem tax shall be deemed to be the 12-month period beginning on any assessment date.

          Section 8.4.  Allocation of Certain Taxes.  (a)  Buyer and Seller
                        ---------------------------
agree that if the Subsidiaries are permitted but not required under applicable state or local Tax laws to treat the day before the Closing Date or the Closing Date as the last day of a taxable period, Buyer and Seller shall treat such day as the last day of a taxable period.

          (b) Any Income Taxes for a taxable period beginning before the Closing Date and ending after the Closing Date (a "Straddle Period") shall be apportioned between Seller and Buyer based on the actual operations of the Subsidiaries during the portion of such period ending on the Closing Date and the portion of such period beginning on the day following the Closing Date, and for purposes of the provisions of Sections 8.2, 8.3 and 8.6, each portion of such period shall be deemed to be a taxable period (whether or not it is in fact a taxable period). All Taxes other than Income Taxes ("Other Taxes") relating to a Straddle Period shall be apportioned between Buyer and Seller based on the number of days during the portion of such period occurring on and before the Closing Date, and the number of days during such period occurring after the Closing Date and for purposes of Sections 8.2, 8.3 and 8.6 each portion of such period shall be deemed to be a taxable period (whether or not it is in fact a taxable period). Upon timely notice from Buyer, Seller shall pay to Buyer at least 10 days prior to the date any payment for Taxes as described in this Section 8.4 is due, Seller's share of such Taxes as described in this Section 8.4.

          Section 8.5.  Filing Responsibility.  Seller shall prepare and file
                        ---------------------
all Tax Returns with the appropriate federal, state, local and foreign governmental agencies relating to the Subsidiaries for periods ending on or prior to the Closing Date and shall pay all Taxes due with respect to such Tax Returns. Buyer shall prepare and file, or cause to be prepared and filed, all Tax Returns required to be filed by the Subsidiaries with respect to any Straddle Period and shall cause the Subsidiaries to pay the Taxes shown to be due thereon, provided, however, that Seller shall promptly reimburse Buyer for the portion of such Tax that relates to a Pre-Closing Tax Period.

          (a) With respect to any state or local Income Tax Return for taxable periods beginning before the Closing Date and ending after the Closing Date, Buyer shall allow Seller to review, comment upon and reasonably approve without undue delay any such Tax Return at any time during the forty-five (45) day period immediately preceding the filing thereof. Buyer shall provide Seller a copy of the Subsidiaries proposed Tax Returns at least 15 days prior to the filing of such Tax Returns, and Seller may provide comments to Buyer, which comments shall be delivered to Buyer within 7 days of receiving such copies from Buyer.

          Section 8.6.  Refunds.  The party bearing the liability or obligation
                        -------
to indemnify for any Taxes described under this Article VIII shall be entitled to any refunds or credits of such Taxes. Buyer shall promptly forward to Seller, or after Buyer's receipt reimburse Seller, for any refunds or credits due Seller (pursuant to the terms of this Article) and Seller shall promptly forward to Buyer, or after Seller's receipt reimburse Buyer, for any refunds or credits due Buyer (pursuant to the terms of this Article).

          Section 8.7.  Tax Work Papers.  Seller shall prepare and submit to
                        ---------------
Buyer no later than three months after the Closing Date, blank tax return workpaper packages relating to the Subsidiaries for Straddle Periods and for taxable periods ending on the Closing Date. Buyer shall, and shall cause each of the Subsidiaries to, prepare completely and accurately and submit to Seller within three months of receipt, all information as Seller shall reasonably request in such tax return workpaper packages consistent with the prior practices of the Business.

          Section 8.8.  Allocation of Consideration.  Buyer and Seller agree
                        ---------------------------
that they shall negotiate in good faith to enter into an agreement (the "Allocation Agreement"), as soon as practicable after the Closing concerning the allocation of the Final Purchase Price (including Assumed Liabilities) among the Assets as of the Closing Date (the "Allocation"). Buyer and Seller agree that the Allocation shall be made pursuant to the following procedure: Buyer shall deliver to Seller an allocation of the Final Purchase Price and Assumed Liabilities among the Assets ("Buyer's Appraisal"). Seller shall be deemed to have accepted and agreed to the allocation based upon Buyer's Appraisal in the Allocation Agreement, unless Seller delivers written notice to Buyer to the contrary within 30 days after Seller's receipt of Buyer's Appraisal. If (i) Seller so objects to the allocation based upon Buyer's Appraisal, and Buyer and the Seller are unable to resolve all their differences within 15 days, or (ii) Buyer fails to deliver Buyer's Appraisal, Seller and Buyer shall prepare separate allocations. Buyer and Seller agree to act in accordance with the Allocation contained in the Allocation Agreement, if any, in any relevant Tax Returns or similar filings. All fees and expenses relating to the Buyer's Appraisal shall be borne by Buyer. In the event any taxing authority questions the allocation agreed to by the Seller and Buyer, if any, Seller or Buyer, as appropriate, shall promptly notify the other of such event and shall inform and consult with the other as to any such inquiry as it progresses.

               Section 8.9.  Section 338(h)(10) Election.
                             ---------------------------

          (a) With respect to the sale of the Subsidiaries' Shares, if so requested by Buyer upon notice to Seller on or before 30 days after the Closing Date, Seller and Buyer shall jointly make a Section 338(h)(10) Election (as hereinafter defined) in accordance with applicable laws and under any comparable provision of state, local or foreign law for which a separate election is permissible and as set forth herein. Buyer shall take all necessary steps to properly make a Section 338(g) Election (as hereinafter defined) in connection with the Section 338(h)(10) Election in accordance with applicable laws and under any comparable provision of state, local or foreign law for which a separate election is permissible. Buyer and Seller agree to cooperate in good faith with each other in the preparation and timely filing of any Tax Returns required to be filed in connection with the making of such an election, including the exchange of information and the joint preparation and filing of Form 8023 and related schedules. Buyer and Seller agree to report the transfers under this Agreement consistent with such elections and shall take no position contrary thereto unless required to do so by applicable tax law pursuant to a determination as defined in Section 1313(a) of the Code.

          (b) Buyer shall be responsible for the preparation and filing of all
Section 338 Forms (as hereinafter defined) in accordance with applicable tax laws and the terms of this Agreement and shall deliver such Section 338 Forms to Seller at least 45 days prior to the date such Section 338 Forms are required to be Filed. Seller shall execute and deliver to Buyer such documents or forms (including executed Section 338 Forms) as are requested and are required by any laws in order to properly complete the Section 338 Forms at least 20 days prior to the date such Section 338 Forms are required to be filed. Seller shall provide Buyer with such information as Buyer reasonably requests in order to prepare the Section 338 Forms by the later of 30 days after Buyer's request for such information or 30 days prior to the date on which Buyer is required to deliver such forms to Seller.

          (c) The portion of the Purchase Price and Assumed Liabilities properly allocable to the Subsidiaries' Shares shall be allocated among the properties of the Subsidiaries in accordance with Section 338(b)(5) of the Code and the Treasury Regulations thereunder. Buyer and Seller shall prepare such allocation in accordance with the principles and procedures set forth under Section 8.8 hereof and shall act in accordance with such allocation to the same extent provided therein.

          (d) "Section 338 Forms" means all returns, documents, statements, and other forms that are required to be submitted to any federal, state, county or other local taxing authority in connection with a Section 338(g) Election or a
Section 338(h)(10) Election. Section 338 Forms shall include, without limitation, any "statement of section 338 election" and IRS Form 8023 (together with any schedules or attachments thereto) that are required pursuant to Treasury Regulations (S)1.338-1 or Treasury Regulations (S)1.338(h)(10)-1 or any successor provisions.

          (e) Notwithstanding any other provision of this Agreement to the contrary, Seller agrees that any income and gain recognized as a result of, and in accordance with, the making of the Section 338 Elections will be included in the consolidated federal income tax return of Seller's consolidated group and any liability for Taxes resulting from such Section 338 Elections ("Section 338 Taxes") will be paid by Ryder System, as the common parent of Seller's consolidated group, provided, however, that within 10 days following receipt of written notice of Seller's payment thereof, Buyer shall reimburse and shall fully indemnify Seller for any Section 338 Taxes, but only to the extent such Taxes exceed the Taxes otherwise payable by Seller or Ryder System upon the sale of the Subsidiaries' Shares, assuming that the parties did not make any Section 338(h)(10) Election under this Section 8.9 with respect to such sale, and provided that such reimbursement shall be in an amount sufficient such that, after payment of any Section 338 Taxes and any Taxes imposed as a result of such reimbursement, Seller will be in no less favorable a position on an after-Tax basis than if no Section 338 Elections had been made.

          (f) "Section 338(g) Election" means an election described in Section 338(g) of the Code in connection with an election under Section 338(h)(10) of the Code with respect to the acquisition of the Subsidiaries' Shares pursuant to this Agreement. Section 338(g) Election shall include any corresponding election under any other relevant tax laws (e.g., state laws) for which a separate election is permissible with respect to Buyer's acquisition of the Subsidiaries' Shares pursuant to this Agreement.

          (g) "Section 338(h)(10) Election" means an election described in
Section 338(h)(10) of the Code with respect to Buyer's acquisition of the Subsidiaries' Shares pursuant to this Agreement. Section 338(h)(10) Election shall include any corresponding election under any other relevant tax laws (e.g., state laws) for which a separate election is permissible with respect to Buyer's acquisition of the Subsidiaries' Shares pursuant to this Agreement.

          (h) "Section 338 Elections" means the Section 338(g) Election and the
Section 338(h)(10) Election.


                                   ARTICLE IX
                                   ----------

                   Conditions of Buyer's Obligation to Close
                   -----------------------------------------
            9.
          Buyer's obligation to consummate the Asset and Stock Purchase shall be subject to the satisfaction on or prior to the Closing Date, or waiver by Buyer, of all of the following conditions:

          Section 9.1.  Representations, Warranties and Covenants of Seller.
                        ---------------------------------------------------
(i) The representations and warranties of Seller contained in this Agreement, when read without regard to the qualification as to material adverse effect on the Business Condition which may be set forth in any representation and warranty (other than the representations and warranties set forth in Section 3.16) shall be true and correct in all material respects on and as of the Closing Date with the same effect as though such representations and warranties had been made on and as of such date except for representations and warranties that speak as of a specific date or time other than the Closing Date (which need only be true and correct in all material respects as of such date or time), except for inaccuracies that in the aggregate do not constitute a material adverse effect on the Business Condition, and (ii) the covenants and agreements of Seller to be performed on or before the Closing Date in accordance with this Agreement shall have been duly performed in all material respects; provided, however, that in the event Buyer notifies Seller that Seller has not
--------  -------
performed any covenant or agreement set forth in Section 5.4 or 5.5 and Seller cures such nonperformance within 10 days of such notice, such covenant or agreement shall be deemed duly performed for purposes of this Section 9.1.

          Section 9.2.  Filings; Consents; Waiting Periods.  All registrations,
                        ----------------------------------
filings, applications, notices, consents, approvals, orders, qualifications and waivers listed in Schedule 3.8(b) or 4.3 and indicated therein as being a condition to the Closing for Buyer shall have been filed, made or obtained, and all waiting periods applicable under the HSR Act shall have expired or been terminated.

          Section 9.3.  No Injunction.  At the Closing Date, there shall be no
                        -------------
injunction, restraining order or decree of any nature of any court or Government Authority of competent jurisdiction that is in effect that restrains or prohibits the consummation of this Agreement, any of the Service Agreements, Trademark License Agreement, Software License Agreement or Copyright License Agreement.

          Section 9.4.  No Material Adverse Change.  During the period from the
                        --------------------------
date hereof through the Closing Date, there shall not have been any material adverse change in the business, operations, financial condition or results of operations of the Business, taken as a whole, taking into account the seasonality of the Business.

          Section 9.5.  Financing.  Buyer shall have obtained pursuant to the
                        ---------
Financing Commitments or otherwise, the funds necessary to consummate the transactions contemplated by this Agreement on the terms set forth herein, except this condition shall not be applicable if the Funds shall be in breach of their respective commitments with respect to the Equity Financing that the Funds shall have committed to provide.

          Section 9.6.  Material Approvals.  (a)  Any consents required with
                        ------------------
respect to assignment by Seller to Buyer of any of the contracts listed on
Schedule 9.6(a) shall have been obtained at no cost to the Buyer and without any modification of the economic terms thereof or any material modification of the other terms thereof.

          (b) Approval to transfer from Seller to Buyer the software listed on Schedule 9.6(b) shall have been obtained.

          (c) The provisions set forth on Schedule 9.6(c) with respect to the Assigned Leases shall have been satisfied.

          (d) Consent of the landlord of the Royal Palm Executive Center to the Office Sublease Agreement shall have been obtained, or Buyer shall have negotiated, and the landlord stands ready to execute, a lease on substantially the same terms as would have been contained in the Office Sub-lease Agreement directly to Buyer of the Royal Palm Executive Center floors otherwise to have been subleased under the Office Sublease Agreement.

          Section 9.7.  Audited Financials.  Buyer shall have received the
                        ------------------
Audited Financial Statements; provided that in no event shall Buyer be required to consummate the Asset and Stock Purchase within less than 7 days following receipt of the Audited Financial Statements.


                                   ARTICLE X
                                   ---------

                   Conditions to Seller's Obligation to Close
                   ------------------------------------------
            10.
          Seller's obligation to consummate the Asset and Stock Purchase is subject to the satisfaction on or prior to the Closing Date, or waiver by Seller, of all of the following conditions:

          Section 10.1.  Representations, Warranties and Covenants of Buyer.
                         --------------------------------------------------
The representations and warranties of Buyer contained in this Agreement shall be true and correct in all material respects on and as of the Closing Date with the same effect as though such representations and warranties had been made on and as of such date except for representations and warranties that speak as of a specific date or time other than the Closing Date (which need only be true and correct in all material respects as of such date or time) and the covenants and agreements of Buyer to be performed on or before the Closing Date in accordance with this Agreement shall have been duly performed in all material respects.

          Section 10.2.  Filings; Consents; Waiting Periods.  All registrations,
                         ----------------------------------
filings, applications, notices, consents, approvals, orders, qualifications and waivers listed in Schedules 3.8(b) and 4.3 and indicated therein as being a condition to the Closing for Seller shall have been filed, made or obtained, and all applicable waiting periods under the HSR Act shall have expired or been terminated.

          Section 10.3.  No Injunction.  At the Closing Date, there shall be no
                         -------------
injunction, restraining order or decree of any nature of any court or Government Authority of competent jurisdiction that is in effect that restrains or prohibits the consummation this Agreement, any of the Service Agreements, Trademark License Agreement, Software License Agreement or Copyright License Agreement.

          Section 10.4.  Insurance.  Buyer shall have obtained all of the
                         ---------
insurance coverages required by the Service Agreements. Buyer shall have provided Seller with an insurance certificate reasonably satisfactory to Seller, and, if available, copies of the related policy or policies, which reflects that those insurance coverages are in full force and effect for a stated period of at least one year. The certificate, and related policy or policies, shall describe the perils covered by each such policy of insurance, identify the insurer(s) with which each such policy of insurance is carried, specify the amounts of insurance coverage provided against each such peril, and describe the provisions contained in each such policy of insurance so as to evidence compliance with the requirements of the Service Agreements.

          Section 10.5.  DOT Number.  Buyer shall provide satisfactory
                         ----------
evidence to Seller that Buyer has applied for a DOT Number.

          Section 10.6.  Standby Letter of Credit.  Buyer shall present to
                         ------------------------
Seller an irrevocable standby letter of credit, in favor of Seller, substantially in the form of Exhibit O, in the amount of two and one half million dollars ($2,500,000), the issuer or confirming bank of which will be a bank reasonably acceptable to Seller. This letter of credit shall be for a term of at least one year.


                                   ARTICLE XI
                                   ----------

                           Survival; Indemnification
                           -------------------------
            11.
          Section 11.1.  Survival.  (a) All representations and warranties of
                         --------
the parties contained in this Agreement or in any Schedule hereto, shall survive the Closing only until the twelve month anniversary of the Closing; provided,
                                                                    --------
however, the representations and warranties set forth in Section 3.1(d), 3.2,
-------
3.4(a), 3.7(a), 3.7(d), 3.11(b), 3.11(c), 3.11(d), 3.11(e), 3.15 and Article
VIII (and the relevant Sections of the Seller Disclosure Schedule corresponding thereto) shall survive the Closing until the expiration of the applicable statute of limitations with respect thereto. No action or proceeding may be brought with respect to any of the representations or warranties set forth in this Agreement, unless written notice thereof, setting forth in reasonable detail the claimed misrepresentation or breach of warranty shall have been delivered to the party alleged to have breached such representation or warranty prior to the expiration of the survival terms set forth for such representation or warranty in the preceding sentence. In calculating any amount of loss payable to Seller pursuant to Section 11.2(a) or payable to Buyer pursuant to Section 11.2(b), the amount of any such loss shall be reduced by (i) any reduction in tax liability as a result of the facts giving rise to the claim for indemnification and (ii) any insurance recoveries (exclusive of self insurance) offsetting the amount of loss, and no amount shall be included for special or consequential damages for the party seeking indemnification. Notwithstanding any provision to the contrary contained in this Agreement, Buyer shall not make any claim against Seller for any breach of representation or warranty under this Agreement until the dollar amount of all loss (which individually or as a result of a series of related breaches shall be at least $50,000) to Buyer for such breaches, after the reductions described in the immediately preceding sentence, shall exceed in the aggregate the amount of $4,000,000, and, if such amount is exceeded, Seller shall be required to pay only the amount by which such aggregate loss to Buyer for all such breaches exceeds $4,000,000; provided, however, that Seller's
                                          --------  -------
obligation and liability for any and all breaches of the representations and warranties set forth in this Agreement shall not exceed in the aggregate the amount of $50 million.

          (b)  The covenants and agreements in Sections 5.1, 5.2, 5.6, 5.7 and
5.9 shall not survive the Closing. The covenants and agreements in Sections 5.4 and 5.5, and, to the extent of any violations of Section 5.10 prior to Closing,
Section 5.10, shall survive the Closing only until the twelve month anniversary of the Closing for a period of one year following the Closing. The remaining covenants or agreements (including but not limited to the indemnities) contained in this Agreement shall survive the execution and delivery hereof and the completion of the transactions contemplated herein.

          (c) Other than with respect to the covenants and agreements set forth in Sections 6.2 through 6.9, 6.11, 6.14 and 6.16 indemnification pursuant to this Article shall be the exclusive remedy for any breach of representations and warranties or of any covenant or agreement in this Agreement by either party.

          Section 11.2.  Indemnification by Buyer or Seller.  (a)  From and
                         ----------------------------------
after the Closing Date, Buyer shall indemnify and hold harmless Seller, Seller's Affiliates, each of their respective directors, officers, employees and agents, and each of the heirs, executors, successors and assigns of any of the foregoing (collectively, the "Seller Indemnified Parties") (i) subject to the notification
                    --------------------------
and timing requirements and limitations provided in Section 11.1, from and against any and all Covered Liabilities arising out of any breach of any representation or warranty or of any covenant or agreement which survives the Closing made by or on behalf of Buyer under this Agreement, and (ii) from and against any and all Covered Liabilities arising out of the failure of Buyer to pay, discharge or perform any of the Assumed Liabilities.

          (b) From and after the Closing Date, Seller shall indemnify and hold harmless Buyer, Buyer's Affiliates, each of their respective partners, directors, officers, employees and agents, and each of the heirs, executors, successors and assigns of any of the foregoing (collectively, the "Buyer
                                                                   -----
Indemnified Parties") (i) subject to the notification and timing requirements
-------------------
and limitations provided in Section 11.1, from and against any and all Covered Liabilities arising out of any breach of any representation or warranty or of any covenant or agreement which survives the Closing made by or on behalf of Seller under this Agreement, and (ii) from and against any and all Covered Liabilities arising out of the failure of Seller to pay, discharge or perform any of the Retained Liabilities. With respect to claims made by Buyer hereunder based on a claim that any of the Transferred Software or Licensed Software, or any portion of the foregoing, infringes upon or otherwise violates the rights of others, or if Seller believes that a likelihood of such claim exists, Seller shall at Seller's sole expense have the option, in its sole discretion, to either procure for Buyer the right to continue using the software which is the subject of the claim or possible claim (the "Affected Software"), modify the Affected Software to make it non-infringing, or replace the Affected Software with other software reasonably sufficient to fulfill the operations of the Affected Software as they existed as of the Closing; provided that Seller's selection to take any such action shall not eliminate Seller's indemnity obligations set forth in this Section 11.2(b) with respect to any delays in implementing any option chosen by Seller under this sentence or Seller's indemnity obligations for the third party claims set forth in Section 11.3. Seller shall have no liability to Buyer for any such claim, however, to the extent such claim is based on: (i) the combination of the Affected Software with other software, firmware or hardware not used by Seller in combination with the Affected Software as of the Closing; (ii) modifications made by Buyer or at Buyer's discretion to the Affected Software; or (iii) uses of the Affected Software which are different from the uses to which it had been put by Seller prior to the Closing.

          (c) Any payment made pursuant to this Section shall be treated by Seller and Buyer as an adjustment to the purchase price provided for herein, and Seller and Buyer agree, and Buyer agrees to cause its Affiliates, not to take any position inconsistent therewith for any purpose. Each subsidiary of Buyer shall be jointly and severally liable with Buyer for Buyer's indemnification obligations pursuant to this Agreement, including pursuant to this Section and
Section 11.3, and Buyer shall, if so requested by Seller, cause each subsidiary to sign such instruments evidencing the foregoing obligations as Seller may reasonably request.

          Section 11.3.  Third Party Claims.  If a claim by a third party is
                         ------------------
made against an indemnified party (i.e., a Seller Indemnified Party or a Buyer Indemnified Party), and if such indemnified party intends to seek indemnity with respect thereto under this Article, such indemnified party shall promptly notify the indemnifying party in writing of such claims setting forth such claims in reasonable detail, provided that the failure to give such notice shall not relieve the indemnifying party of its obligation to indemnify except to the extent the indemnifying party is materially prejudiced by such failure to give notice. The indemnifying party shall have 20 days after receipt of such notice to undertake, through counsel of its own choosing and at its own expense, the settlement or defense thereof, and the indemnified party shall cooperate with it in connection therewith; provided that with respect to Buyer's indemnification
                         --------
of Seller, if Seller so requests, Buyer shall undertake, through counsel of its own choosing and at its own expense, the settlement or defense of Claims against Seller or any other Seller Indemnified Party arising from accidents involving vehicles owned or leased by Buyer, or other Claims by Dealers or employees arising in the ordinary course of the Business as conducted by Buyer, for which Buyer is obligated pursuant to the terms of this Agreement to indemnify Seller; provided, however, that the indemnified party may participate in such settlement
--------  -------
or defense through counsel chosen by such indemnified party, provided that the fees and expenses of such counsel shall be borne by such indemnified party. The indemnified party shall not pay or settle any claim which the indemnifying party is contesting. Notwithstanding the foregoing, the indemnified party shall have the right to pay or settle any such claim, provided that in such event it shall waive any right to indemnity therefor by the indemnifying party. If the indemnifying party does not notify the indemnified party within thirty days after the receipt of the indemnified party's notice of a claim of indemnity hereunder that it elects to undertake the defense thereof, the indemnified party shall have the right to contest, settle or compromise the claim but shall not thereby waive any right to indemnity therefor pursuant to this Agreement.

          Section 11.4.  Materiality.  For purposes of Article XI of this
                         -----------
Agreement, the existence of, and dollar amount of, any breach of any representation or warranty (other than the representations and warranties set forth in Section 3.16) shall be determined without regard to any qualification in such individual representation or warranty as to material adverse effect on the Business Condition.


                                  ARTICLE XII
                                  -----------

                                  Termination
                                  -----------
            12.
                   Section 12.1.  Termination.  This Agreement may be terminated
                   --------------------------
at any time prior to the Closing by:

               (a) the mutual consent of Seller and Buyer;

          (b) by Seller, if the Definitive Financing Agreements have not been executed by the later of (i) 45 days after the date hereof and (ii) 7 days after date on which the conditions set forth in Sections 9.2, 9.4, 9.6 and 9.7 have been satisfied and there is no reason to believe that the conditions set forth in Sections 9.1 and 9.3 may not be satisfied as of the Closing Date; or

          (c) either Seller, on the one hand, or Buyer, on the other hand, if the Closing has not occurred by the close of business on January 1, 1997 and if the failure to consummate the Asset and Stock Purchase on or before such date did not result from the failure by the party seeking termination of this Agreement to fulfill any undertaking or commitment provided for herein that is required to be fulfilled prior to Closing.

          Section 12.2.  Procedure and Effect of Termination.  In the event of
                         -----------------------------------
termination of this Agreement by either or both of Seller, on the one hand, and Buyer, on the other hand, pursuant to Section 12.1, written notice thereof shall forthwith be given by the terminating party to the other party hereto, and this Agreement shall thereupon terminate and become void and have no effect, and the transactions contemplated hereby shall be abandoned without further action by the parties hereto, except that the provisions of Section 13.5 shall survive the termination of this Agreement; provided, however, that such termination shall
                               -------- --------
not relieve any party hereto of any liability for any breach of this Agreement. If this Agreement is terminated as provided herein all filings, applications and other submissions made in accordance with Sections 3.8(b) and 4.3 shall, to the extent practicable, be withdrawn from the Persons to which they were made.

                                  ARTICLE XIII
                                  ------------

                                 Miscellaneous
                                 -------------
            13.
          Section 13.1.  Non-Assignable Undertakings and Rights.
                         --------------------------------------
Notwithstanding anything in this Agreement to the contrary, this Agreement shall not constitute an agreement to assign any claim, contract, license, permit, lease, commitment, sales order, warranty or purchase order which would otherwise be assigned hereunder if any attempted assignment thereof without the consent of the other party thereto or the grantor thereof would constitute a breach thereof or would in any way affect the rights of Seller thereunder. To the extent that consents or waivers are not obtained by Seller prior to Closing, Seller and Buyer shall continue to seek such consents or waivers and to cooperate with each other to establish, to the extent practicable, arrangements that are reasonable and lawful as to both Seller and Buyer, and which result in the benefits and obligations under such assumed contracts, leases and permits being apportioned in a manner that is in accordance with the purpose and intention of this Agreement .

          Section 13.2.  Counterparts.  This Agreement may be executed in one or
                         ------------
more counterparts, all of which shall be considered one and the same agreement, and shall become effective when one or more counterparts have been signed by each of the parties and delivered to the other party. Copies of executed counterparts transmitted by telecopy, telefax or other electronic transmission service shall be considered original executed counterparts for purposes of this Section, provided receipt of copies of such counterparts is confirmed.

          Section 13.3.  Governing Law; Jurisdiction and Forum.  (a)  This
                         -------------------------------------
Agreement shall be governed by and construed in accordance with the laws of the State of New York without reference to the choice of law principles thereof.

          (b) Seller and Buyer hereby irrevocably submit to the jurisdiction of any New York State or Federal court sitting in the City of New York in any action or proceeding arising out of this Agreement or the transactions contemplated hereby. Seller and Buyer hereby irrevocably waive the defense of an inconvenient forum to the maintenance of any such action or proceeding.

          (c) By the execution and delivery of this Agreement, Buyer (i) irrevocably designates and appoints (a) Jay Alix & Associates ("JA&A"), 575
                                                                ----
Fifth Avenue, New York, New York 10017, as its authorized agent upon which process may be served in any action or proceeding arising out of or relating to this Agreement so long as JA&A maintains a place of business at an address in New York City; provided that Buyer may at any time designate and appoint The Corporation Trust Company ("CTC") care of CT Corporation System, at 1633
                            ---
Broadway, 23rd floor, in the City of New York, County of New York, State of New York to so serve, (ii) submits to the personal jurisdiction of any state or federal court in the State of New York in any such action or proceeding, and
(iii) agrees that service of process upon CTC shall be deemed in every respect effective service of process upon Buyer in any such action or proceeding. Buyer further agrees to take any and all action, including the execution and filing of any and all such documents and instruments, as may be necessary to continue such designation and appointment of CTC in full force and effect so long as this

Agreement shall be in effect. The foregoing shall not limit the rights of any party to serve process in any other manner permitted by law.

          (d) By the execution and delivery of this Agreement, Seller (i) irrevocably designates and appoints CTC care of CT Corporation System, at 1633 Broadway, 23rd floor, in the City of New York, County of New York, State of New York, as its authorized agent upon which process may be served in any action or proceeding arising out of or relating to this Agreement, (ii) submits to the personal jurisdiction of any state or federal court in the State of New York in any such action or proceeding, and (iii) agrees that service of process upon CTC shall be deemed in every respect effective service of process upon Seller in any such action or proceeding. Seller further agrees to take any and all action, including the execution and filing of any and all such documents and instruments, as may be necessary to continue such designation and appointment of CTC in full force and effect so long as this Agreement shall be in effect. The foregoing shall not limit the rights of any party to serve process in any other manner permitted by law.

          Section 13.4.  Entire Agreement.  This Agreement (including agreements
                         ----------------
incorporated herein) and the Schedules and Exhibits hereto contain the entire agreement between the parties with respect to the subject matter hereof and there are no agreements, understandings, representations or warranties between the parties other than those set forth or referred to herein. Except for Sections 11.2 and 11.3, which are intended to benefit, and to be enforceable by, any of the Seller Indemnified Parties and the Buyer Indemnified Parties, as the case may be, this Agreement is not intended to confer upon any Person not a party hereto any rights or remedies hereunder.

          Section 13.5.  Expenses.  Except as set forth in this Agreement,
                         --------
whether or not the Asset and Stock Purchase is consummated, all legal and other costs and expenses incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the party incurring such costs and expenses.

          Section 13.6.  Notices.  All notices and other communications
                         -------
hereunder shall be sufficiently given for all purposes hereunder if in writing and delivered personally, sent by documented overnight delivery service or registered or certified mail return receipt requested to the appropriate address set forth below. Notices to Seller shall be addressed to:

               Ryder Truck Rental, Inc.
               3600 N.W. 82nd Avenue
               Miami, Florida  33166
               Attention:  President
or at such other address and to the attention of such other Person as Seller may designate by written notice to Buyer. Notices to Buyer shall be addressed to:

               RCTR Holdings, Inc.
               c/o Questor Management Company
               4000 Town Center
               Suite 530
               Southfield, MI  48075
               Attention:  President

               with a copy to:

               Willkie Farr & Gallagher
               153 East 53rd Street
               New York, NY  10022
               Attention:  Thomas M. Cerabino, Esq.

               and after the Closing Date, with a copy to:

               RCTR Holdings, Inc.
               8699 N.W. 36th Street
               Miami, FL  33166
               Attention:  Gerald R. Riordan

or at such other address and to the attention of such other Person as Buyer may designate by written notice to Seller.

          Section 13.7.  Successors and Assigns.  This Agreement shall be
                         ----------------------
binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns; provided, that neither party may assign this
                                  --------
Agreement without the prior written consent of the other party. Notwithstanding the foregoing: (1) Buyer may assign this Agreement upon at least 10 days' prior notice to and without the consent of Seller, to a party who purchases or acquires, as a going concern, the business of Buyer or all or substantially all of Buyer's assets; provided, however, that any assignee of this Agreement must
(a) agree with Seller, in writing, to be bound by the terms and provisions hereof, (b) have a debt/equity ratio no higher than Buyer's as of the Closing Date, (c) be the assignee of the following agreements (to the extent such agreements are still existing at the time of such assignment): (i) the Copyright License Agreement, (ii) the Software License Agreement, (iii) the Trademark License Agreement, (iv) the Administrative Services Agreement, (v) the Maintenance Agreement, (vi) the MIS Support Agreement and (vii) the Used Truck Sales Agreement and (d) not be one of the parties set forth in paragraph number 8 on Schedule 3 of the Trademark License Agreement, (2) Seller may assign this Agreement, upon 30 days prior written notice to, and without the consent of, Buyer, to a party who purchases or acquires as a going concern, the business of Seller or all or substan-tially all or Seller assets, provided, however, that any assignee of this Agreement must (a) agree with Buyer in writing, to be bound by the terms and provisions hereof, and (b) have a debt/equity ratio no higher than Seller's as of the Closing Date. Buyer may assign its rights hereunder to any lenders which provide financing to Buyer for the purpose of consummating the transactions contemplated hereby, or refinancing any such financing, including any successors thereto.

          Section 13.8.  Headings; Definitions.  The Section, Article and other
                         ---------------------
headings contained in this Agreement are inserted for convenience of reference only and will not affect the meaning or interpretation of this Agreement. All references to Sections or Articles contained herein mean Sections or Articles of this Agreement unless otherwise stated. All capitalized terms defined herein are equally applicable to both the singular and plural forms of such terms.

          Section 13.9.  Amendments and Waivers.  This Agreement may not be
                         ----------------------
modified or amended except by an instrument or instruments in writing signed by the party against whom enforcement of any such modification or amendment is sought. Either party hereto may, only by an instrument in writing, waive compliance by the other party hereto with any term or provision hereof on the part of such other party hereto to be performed or complied with. The waiver by any party hereto of a breach of any term or provision hereof shall not be construed as a waiver of any subsequent breach.

          Section 13.10.  Interpretation; Absence of Presumption.  (a)  For the
                          --------------------------------------
purposes hereof, (i) "to Seller's knowledge" shall mean the actual knowledge of Seller's executive officers after due inquiry, which shall include consultation with the Business's President and/or Chief Financial Officer (ii) words in the singular shall be held to include the plural and vice versa and words of one gender shall be held to include the other genders as the context requires, (iii) the terms "hereof", "herein", and "herewith" and words of similar import shall, unless otherwise stated, be construed to refer to this Agreement as a whole (including all of the Schedules and Exhibits hereto) and not to any particular provision of this Agreement, and Article, Section, paragraph, Exhibit and Schedule references are to the Articles, Sections, paragraphs, Exhibits and Schedules to this Agreement unless otherwise specified, (iv) the word "including" and words of similar import when used in this Agreement shall mean "including, without limitation," unless otherwise specified, (v) the word "or"
                                                                            --
shall not be exclusive, and (vi) provisions shall apply, when appropriate, to successive events and transactions.

          (b) This Agreement shall be construed without regard to any presumption or rule requiring construction or interpretation against the party drafting or causing any instrument to be drafted.

          Section 13.11.  Severability.  Other than as provided in Section
                          ------------
6.2(f) which controls with respect to Section 6.2, any provision hereof which is invalid or unenforceable shall be ineffective to the extent of such invalidity or unenforceability, without affecting in any way the remaining provisions hereof.

          Section 13.12.  Specific Performance.  Each party acknowledges that
                          --------------------
the other would not have an adequate remedy at law in the event that provisions of Sections 6.2, 6.3, 6.4, 6.8(b), 6.14, and 6.16 of this Agreement were not performed in accordance with the terms hereof or were otherwise breached. In such event each party agrees that each shall be entitled to specific performance and injunctive relief with respect to such provisions to prevent any violation or to cure breaches of the provisions of such Sections and to enforce specifically the terms and provisions thereof, in addition to any other remedy or relief available at law or equity.

          IN WITNESS WHEREOF, this Agreement has been signed by or on behalf of each of the parties as of the day first above written.

                              RYDER TRUCK RENTAL, INC.



                              By: /s/ Dwight D. Denny
                                 --------------------------
                                 Dwight D. Denny
                                 Executive Vice-President
                                     Develpment



                              RCTR HOLDINGS, INC.



                              By: /s/ Robert E. Shields
                              ------------------------------
                                 Robert E. Shields

                                    EXHIBITS
                                    --------

Exhibit A   Form of Administrative Services Agreement

Exhibit B   Form of Copyright License Agreement

Exhibit C   Form of Maintenance Agreement

Exhibit D   Form of MIS Support Agreement

Exhibit E   Form of Office Sublease Agreement (to be added prior to Closing)

Exhibit F   Form of Patent License Agreement

Exhibit G   Form of Ryder Dealer Agreement

Exhibit H   Form of Shared Facility License

Exhibit I   Form of Software License Agreement

Exhibit J   Form of Trademark License Agreement

Exhibit K   Form of Used Truck Sales Agreement

Exhibit L   Form of Assumption Agreement

Exhibit M   Form of Bill of Sale

Exhibit N   Form of Bill of Sale from Axle Limited Partnership

Exhibit O   Form of Letter of Credit

                                   EXHIBIT A
                                   ---------

               See Exhibit 10.6 Administrative Services Agreement

                                   EXHIBIT B
                                   ---------

                 See Exhibit 10.12 Copyright License Agreement

                                   EXHIBIT C
                                   ---------

                 See Exhibit 10.4 Vehicle Maintenance Agreement

                                   EXHIBIT D
                                   ---------

                     See Exhibit 10.7 MIS Support Agreement

                                   EXHIBIT E
                                   ---------

                      See Exhibit 10.8 Sublease Agreement

                                   EXHIBIT F
                                   ---------

                   See Exhibit 10.11 Patent License Agreement

                                   EXHIBIT G
                                   ---------

                       See Exhibit 10.3 Dealer Agreement

                                   EXHIBIT H
                                   ---------

                   See Exhibit 10.9 Office License Agreement

                                   EXHIBIT I
                                   ---------

                  See Exhibit 10.13 Software License Agreement

                                   EXHIBIT J
                                   ---------

                 See Exhibit 10.10 Trademark License Agreement

                                   EXHIBIT K
                                   ---------

                  See Exhibit 10.5 Used Truck Sales Agreement

                                   SCHEDULES
                                   ---------


Schedule 1.1(a)   Assigned Leases

Schedule 1.1(b)   Marketing Studies

Schedule 1.1(c)   Personal Property, June 30, 1996

Schedule 1.1(d)   Phrases

Schedule 1.1(e)   Offices to be subject to Shared Facility Licenses

Schedule 1.1(f)   Statement of Net Book Assets:  Calculation of certain items

Schedule 1.1(g)   Towing Equipment, June 30, 1996

Schedule 1.1(h)   Transferred Patents

Schedule 1.1(i)   Transferred Software

Schedule 1.1(j)   Transferred Trademarks

Schedule 1.1(k)   Trucks, June 30, 1996

Schedule 5.12     Sale of Certain Trucks

Schedule 6.2(d)   Certain Competitors

Schedule 7.8(a)   Welfare Benefits Plans

Schedule 9.6(a)   Material Approvals

Schedule 9.6(b)   Software Agreement

Schedule 9.6(c)   Condition regarding Assigned Leases